Exhibit 4.1

THE TALBOTS, INC.

RETIREMENT SAVINGS VOLUNTARY PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF JANUARY 1, 1997

TABLE OF CONTENTS

i

1.41 Limitation Year	14
1.42 Matching Contributions	14
1.43 Month of Service	14
1.44 Non-highly Compensated Employee	14
1.45 Normal Retirement Date	14
1.46 One-Year Break in Service	14
1.47 Participant	15
1.48 Pension Plan	15
1.49 Plan	15
1.50 Plan Administrator	15
1.51 Plan Year	15
1.52 Postponed Retirement Date	15
1.53 Pre-tax Contributions	15
1.54 Pre-tax Contribution Account	16
1.55 Qualified Matching Contributions	16
1.56 Qualified Non-Elective Contributions	16
1.57 Reemployment Commencement Date	16
1.58 Restatement Date	16
1.59 Rollover Contributions	16
1.60 Secretary	17
1.61 Section 415 Compensation	17
1.62 Service	18
1.63 Spouse	18
1.64 Trust or Trust Fund	19
1.65 Trustee	19
1.66 Trust Agreement	19
1.67 Valuation Date	19
1.68 Vested Benefit	19
1.69 Vesting Percentage	19
1.70 Voluntary Investment Plan or VIP	20
1.71 Voluntary Non-deductible Contributions	20
1.72 Year of Eligibility Service	20
1.73 Year of Vesting Service	20
1.74 USERRA	20

ARTICLE II. PARTICIPATION STANDARDS	20

2.01 Initial Participation	20
2.02 Termination of Participation	21
2.03 Participation of Re-hired Former Participants	21

ARTICLE III. CONTRIBUTIONS TO TRUST	21

3.01 Employing Company Contributions	21
3.01.1 Matching Contributions	22
3.01.2 Flat Contributions	23

3.01.3 Qualified Non-Elective Contributions	23
3.01.4 Qualified Matching Contributions	23
3.01.5 General Provisions Applicable to Employing Company Contributions	23
3.02 Pre-tax Contributions	26
3.02.1 Compensation Reduction Authorization Agreements	26
3.02.2 General Provisions Applicable to Pre-tax Contributions	27
3.03 Employee Contributions	35
3.03.1 Voluntary Non-deductible Contributions	35
3.03.2 Rollover Contributions	42
3.03.3 General Provisions Applicable to Employee Contributions	43
3.04 Limitations on Annual Additions	44
3.04.1 In General	44
3.04.2 Multiple Defined Contribution Plans	44
3.04.3 Combination of Defined Contribution and Defined Benefit Plans	45
3.04.4 Protective Procedures	47
3.05 Multiple Use Test	49
3.05.1 Plan Years Beginning On or Before January 1, 1999	49
3.05.2 Plan Years Beginning On or After January 1, 2000	50

ARTICLE IV. BENEFITS	51

4.01 Retirement Benefits	51
4.01.1 Right to a Benefit	51
4.02 Postponed Retirement	51
4.03 Disability Benefits	51
4.04 Death Benefits	51
4.04.1 Right to a Death Benefit	52
4.04.2 Limitation on Rights of a Married Participant’s Beneficiary	52
4.04.3 No Beneficiary	52
4.05 Termination Benefits	52

ARTICLE V. VESTING	52

5.01 Vesting Percentage	52
5.02 Forfeiture	53
5.02.1 In General	53
5.02.2 Amounts Not Forfeited	53
5.02.3 Accounting After Reemployment	53
5.03 Reemployment After Termination of Service	54
5.04 Repayment of Vested Benefits	54
5.05 Restoration of Forfeitures	54
5.05.1 In General	55
5.05.2 Accounting for Restored Forfeitures	55
5.05.3 Source of Restored Forfeitures	56
5.06 Years of Vesting Service and Break-in-Service Rules	56

ARTICLE VI. CALCULATION OF BENEFITS AND ACCOUNTS	57
6.01 Calculation of Benefits	57
6.02 Calculation of Accounts	57
6.03 Valuation of Company Stock	58

ARTICLE VII. PAYMENT OF VESTED BENEFITS	58
7.01 Form of Benefits	58
7.01.1 Retirement, Disability or Termination Benefits	58
7.01.2 Death Benefits	59
7.02 Notice and Election of Benefit Form	60
7.03 Annuity Benefit Not Required	60
7.04 Withdrawals During Employment	61
7.04.1 Withdrawals After Attaining Age 59	61
7.04.2 Withdrawals Prior to Age 59 1/2	61
7.04.3 Withdrawals from Rollover and Voluntary Nondeductible Contribution Accounts	63
7.04.4 General Provisions Applicable to Withdrawals	63
7.05 Effect of Reemployment	64
7.06 Claims Procedure	64
7.07 Distributions in Cash and Stock	66
7.08 Directed Rollovers	66

ARTICLE VIII. BENEFIT COMMENCEMENT DATE	67
8.01 General Rule	67
8.02 Optional Termination Benefit Commencement Date	67
8.03 Retirement After Reemployment	67
8.04 Death Benefit Commencement Date	68
8.05 Limited Administrative Delays	68
8.06 Latest Benefit Commencement Date	68
8.07 Payment Date When Benefit is $3,500 or Less	70

ARTICLE IX. TOP-HEAVY PROVISIONS	70
9.01 Application of Top—Heavy Provisions	70
9.02 Determination of Top-Heavy Plan Status: Top-Heavy Plan Definitions	70
9.03 Top-Heavy Plan Requirements	73
9.04 Minimum Accrued Benefits	75

ARTICLE X. ADMINISTRATION	76
10.01 Appointment of Administrator	76
10.02 Expenses of Plan Administrator	76
10.03 Duties of the Plan Administrator	76
10.04 Individual Committee Member’s Rights	77

ARTICLE XI. EXPENSES OF THE PLAN	77

ARTICLE XII. AMENDMENT OF THE PLAN	78
12.01 Amendment	78

12.02 Effect of Amendments on Vesting	78
12.03 Amendments to Qualify Trust	79

ARTICLE XIII. TERMINATION OR MERGER OF PLAN AND TRUST	79
13.01 Termination	79
13.02 Benefits After Plan Termination	79
13.03 Partial Termination	80
13.04 Plan Merger	80

ARTICLE XIV. FIDUCIARY RESPONSIBILITIES AND INDEMNIFICATION	80
14.01 Allocation of Responsibilities	80
14.02 No Joint Responsibilities	81
14.03 Indemnification	81
14.04 Liability Insurance	81
14.05 Fiduciaries	81

ARTICLE XV. MISCELLANEOUS	82
15.01 Investment of Plan Assets	82
15.02 Notices and Certifications	83
15.03 No Employment Contract	84
15.04 Return of Company Contributions	84
15.05 Spendthrift Provisions and Domestic Relations Orders	85
15.06 Governing Law	87
15.07 Binding Effect	87
15.08 Interpretation	87
15.09 Titles	87
15.10 Investing of Company Suspense Account	88
15.11 Voting and Tendering of Company Stock	88
15.12 Contributions in Company Stock	88
15.13 Suspense of Investment Elections	89
15.14 MISSING RECIPIENTS	89

ARTICLE XVI. LOANS	90
16.01 Loan Availability	90
16.02 Loan Terms	90

v

THE TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

AS AMENDED AND RESTATED EFFECTIVE

AS OF JANUARY 1, 1997

INTRODUCTION

The Talbots, Inc., a corporation organized and existing under the laws of the State of Delaware, (the “Company”), established the Talbots, Inc. Retirement Savings Voluntary Plan (“Plan”) as of January 1, 1989. The Plan was last amended and restated effective as of November 1, 1993, to reflect changes in the law and the institution of a Company stock fund.

The Plan is hereby amended and restated effective January 1, 1997, unless otherwise noted herein, to comply with the Uruguay Round Agreements Act of 1994 (“GATT’); the Uniform Services Employment and Reemployment Rights Act of 1994 (“USERRA”); the Small Business Job Protection Act of 1996 (“SBJPA”); the Taxpayers Relief Act of 1997 (“TRA 97”); the Internal Revenue Service Restructuring and Reform Act of 1998 (“RRA 98”); and the Community Renewal Tax Relief Act of 2000 (“CRA”) (collectively known as “GUST”).

The purposes for which the Plan has been established are (1) to provide greater financial security for those employees of the Company who are eligible to participate in the Plan by assuring them and, in certain circumstances, their beneficiaries a monthly income in the event of their retirement, and (2) to provide financial assistance to participating employees (or their beneficiaries) in the event of the death or disability of such employees prior to their retirement. Notwithstanding the foregoing, effective April 1, 2001, benefits payable on account of a Participant’s death, retirement, Disability or termination of service prior to attaining normal retirement age shall be payable in a lump sum.

Until such time as participating employees or their beneficiaries become entitled to the payment of benefits hereunder, the trustee shall hold all contributions to and assets of the Plan in trust for the exclusive benefit of such employees and their beneficiaries.

The Plan and the Trust are intended to conform with the provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, with the intention that the income of the Trust and all additions and accretions thereto shall remain free of taxation until distributions are made to participating employees and their beneficiaries.

ARTICLE I.
DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

1.01           Accrued Benefit.  The sum of a Participant’s

(a)	Employer Contribution Accounts;

(b)	Pre-tax Contribution Account;

(c)	Employee Contribution Accounts; and

(d)	Rollover Contribution Account

1.02           Actual 401(m) Contribution Percentage.  Consistent with Treasury Regulations issued under Section 1.401(m)-1, the ratio (expressed as a percentage) of the sum of the Voluntary Non-deductible Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions or Pre-Tax Contributions, and Matching Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant’s Compensation for the Plan Year. As used in the Plan the term Actual 401(m) Contribution Percentage has the same meaning as the term “contribution percentage” as defined in Code Section 401(m)(3).

1.03           Actual Pre-tax Contribution Percentage.  Consistent with Treasury Regulations issued under Section 1.401(k), the ratio (expressed in a percentage) of the sum of Pre-tax Contributions, Qualified Non-Elective Contributions, and Qualified Matching Contributions on behalf of the Participant for the Plan Year to the Participant’s Compensation for the Plan Year. The Actual Pre-tax Contribution Percentage of an Employee who is eligible to, but does not make a Pre-tax Contribution, is zero. As used in this Plan the term Actual Pre-tax Contribution Percentage has the same meaning as the term “actual deferral percentage” as defined in Code Section 40l(k)(3)(B).

1.04           Adjustment Factor.  The cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d) for Plan Years beginning on and after the Effective Date as applied to such items and in such manner as the Secretary shall provide.

1.05           Anniversary Year.  The period consisting of twelve (12) consecutive months beginning on the date on which an Employee first receives credit for an Hour of Service following his or her initial employment with an Employing Company or, if applicable, following any One-Year Break in Service and each period of twelve (12) consecutive months beginning on the anniversary of such date.

1.06           Annual Addition.  The sum for any Limitation Year, of (a) all contributions made to the Plan for or by the Participant, except Rollover Contributions, with respect to the Limitation Year, plus (b) forfeitures (if any) allocated to the account of the Participant with respect to the Limitation Year.

1.07           Average Actual 401(m) Contribution Percentage.  The average (expressed as a percentage) of the Actual 401(m) Contribution Percentages of the Participants in a testing group, consisting either of all Highly Compensated Employees or all Non-highly Compensated Employees.

1.08           Average Actual Pre-tax Contribution Percentage.  The average (expressed as a percentage) of the Actual Pre-tax Contribution Percentages of the Participants in a testing group, consisting either of all Highly Compensated Employees or all Non-highly Compensated Employees.

1.09           Beneficiary.  Any person designated by a Participant to receive any Plan benefit hereunder that is payable upon the death of such Participant. This term shall include any person whose entitlement to benefits hereunder has been made dependent by a Participant upon the survival of some person other than such person or upon any other event uncertain to occur (hereinafter referred to as a “Contingent Beneficiary”).

1.10           Benefit Commencement Date.  The date as of which benefits hereunder first become payable, in accordance with the provisions of Article VIII, to or in respect of a Participant who ceases or has ceased to be an Employee.

1.11           Black Out Period  The period during which trading in Company Stock or any other Investment Fund is or may be prohibited by applicable law or regulation.

1.12           Board.  The Board of Directors of the Company (as hereinafter defined).

1.13           Code.  The Internal Revenue Code of 1986, as amended from time to time.

1.14           Company.  The Talbots, Inc. a Delaware corporation, and any successor to all or a major portion of its property or business.

1.15           Company Stock.  Common shares issued by the Company.

1.16           Company Stock Fund.  The Investment Fund established by the Plan Administrator which is to be principally invested in Company Stock.

1.17           Company Suspense Account.  The separate account maintained for contributions made to the Plan, any forfeitures under the Plan, and any other Plan assets held in the Trust until such time as they are allocated to Participant accounts and invested in one or more Investment Funds. Notwithstanding the foregoing, effective October 1, 1999, the Company Suspense Account is no longer maintained under the Plan.

1.18           Compensation.  A Participant’s basic salary, wages, bonuses, overtime and commissions paid by the Company during the Plan Year and including, in addition, Pre-tax Contributions hereunder and any other salary reduction made pursuant to Code Section 125.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA’93 Annual Compensation Limit. The OBRA’93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA’93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

Any reference in this Plan to the limitation under Code Section 401(a)(l7) shall mean the OBRA’93 Annual Compensation Limit set forth in this provision If Compensation for any prior determination period is taken into account in determining an Employee’s benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA’93 Annual Compensation Limit in effect for that prior determination period.

For purposes of this Section and Section 3.04, for Plan Years beginning on or after January 1, 2001, Compensation paid or made available during such Plan Year shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

Effective January 1, 2002, a Participant’s Compensation in his or her initial year of participation in the Plan shall include only that Compensation attributable to the period beginning with the Participant’s effective date of participation in this Plan pursuant to Article II.

1.19           Direct Rollover.  The payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.20           Disability.  A total and permanent disability, as determined in the sole discretion of the Plan Administrator on a non-discriminatory basis, such that the Participant is unable to perform any gainful activity due to a physical or mental impairment.

1.21           Distributee.  An Employee or former Employee, including the Employee or former Employee’s surviving Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p) with respect to the interest of such Spouse or former Spouse.

1.22           Effective Date.  The effective date of this Plan is January 1, 1989. The amendment and restatement date is January 1, 1997.

1.23           Eligible Retirement Plan.  An individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), any annuity plan described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution; provided that in the case of an Eligible Rollover Distribution to the Participant’s surviving Spouse, an Eligible Retirement Plan shall be an individual retirement account or an individual retirement annuity.

1.24           Eligible Rollover Distribution.  Any distribution of all or any portion of the balance to the credit of the Distributee, except for (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and his or her designated Beneficiary, or for a specified period of ten (10) years or more, (b) any distribution to the extent such distribution is required under Code Section 401(a)(9), or (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock or other employer securities). In addition to the foregoing, effective January 1, 2000, an eligible rollover distribution shall not include any hardship distribution described in Code Section 401 (k)(2)(B)(i)(IV).

1.25           Employee.  Any individual who, on or after the Effective Date, is employed by the Company. Notwithstanding the foregoing, effective April 1, 2000, Employee shall mean any individual who, on or after the Effective Date, is employed by an Employing Company.

1.26           Employee Contribution Accounts.  The separate accounts maintained in the records of the Plan Administrator for each Participant’s Rollover Contributions (the “Rollover Contribution Account”) and Voluntary Non-deductible Contributions (the “Voluntary Non-deductible Contribution Account”), if any, and Qualified Matching Contributions (the “Qualified Matching Contributions Account”) plus the Participant’s cumulative share of any income and gains allocable to each such separate account and minus the Participant’s cumulative share of any losses, distributions, expenses and other charges allocable to each such separate account and plus or minus any other applicable adjustments. Notwithstanding the forgoing, effective April 1, 2000, Employee Contribution Accounts shall mean the separate accounts maintained in the records of the Plan Administrator for each Employee’s Rollover Contributions (the “Rollover Contribution Account”) and Voluntary Non-deductible Contributions (the “Voluntary Non-deductible Contribution Account”), if any, and Qualified Matching Contributions (the “Qualified Matching Contributions Account”) plus the Employee’s cumulative share of any income and gains allocable to each such separate account and minus the Employee’s cumulative share of any losses, distributions, expenses and other charges allocable to each such separate account and plus or minus any other applicable adjustments.

1.27           Employer Contribution Accounts.  The separate accounts maintained in the records of the Plan Administrator for each Participant’s share of Matching Contributions (the “Matching Contribution Account”), if any, and Qualified Matching Contributions (the “Qualified Matching Contribution Account”) and Flat Contributions (the “Flat Contribution Account”) and Qualified Non-Elective Contributions (the “Qualified Non-Elective Contribution Account”) if any, plus the Participant’s cumulative share of any income and gains allocable to each such separate account and minus the Participant’s cumulative share of any losses, distributions, expenses or other charges allocable to each such separate account and plus or minus any other applicable adjustments.

1.28           Employing Company.  (a) The Company, (b) any corporation included in a controlled group of corporations in which the Company is included, in accordance with the provisions of Code Section 414(b), (c) any trade or business under common control with the Company, within the meaning of Code Section 414(c), and (d) any trade or business, whether incorporated or not incorporated, designated by the Board as an Employing Company. Notwithstanding the foregoing, effective April 1, 2000, Employing Company shall mean (a) The Company, (b) any corporation included in a controlled group of corporations in which the Company is included, in accordance with the provisions Code of Section 414(b), (c) any trade or business under common control with the Company, within the meaning of Code Section 414(c), and (d) any trade or business, whether incorporated or not incorporated, designated by the Board as an Employing Company, which is designated for participation in the Plan, including Talbots Classics National Bank and Talbots Classics Finance Company.

1.29           Employment Commencement Date.  The date on which an Employee first performs an Hour of Service (as hereinafter defined).

1.30           Entry Date.  Either January 1 or July 1 of each Plan Year. Notwithstanding the foregoing, effective October 1, 1999, Entry Date shall mean the first day of each calendar month of the Plan Year.

1.31           ERISA.  The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.32           Excess Aggregate 401(m) Contributions.  If the requirements of Article III of the Plan with respect to the Average Actual 401(m) Contribution Percentage for Highly Compensated Employees are not met for the Plan Year, the aggregate amount of the sum of Matching Contributions and Voluntary Non-deductible Contributions (and any Qualified Non- Elective Contribution or Pre-Tax Contribution taken into account in computing the Average Actual 401(m) Contribution Percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such Contributions permitted under the limitations of Plan Section 3.03.1(c) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Average Actual 401(m) Contribution Percentages beginning with the highest of such Percentages).

1.33           Excess Aggregate Pre-tax Contributions.  The aggregate amount by which the sum of Pre-tax Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions actually paid over to the Trust on behalf of Highly Compensated Employees for a Plan Year exceed the maximum amount of such Pre-tax Contributions permitted by Article III of the Plan and Code Section 401(k)(3)(A)(ii) for the Plan Year. The term Excess Aggregate Pre-Tax Contributions as used in the Plan has the same meaning as the term “excess contributions” as defined in Code Section 401(k)(8)(B).

1.34           Excess Individual Pre-tax Contributions.  The amount of Pre-tax Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in Article III of the Plan. The term Excess Individual Pre-tax Contributions as used in the Plan has the same meaning as the term “excess deferrals” as defined in Code Section 402(g)(2)(A).

1.35           Fixed Income Fund.  The Investment Fund designated by the Plan Administrator which is principally invested in fixed income obligations.

1.36           Flat Contributions.  Contributions made on behalf of each Participant by an Employing Company pursuant to Section 3.01.2 of the Plan.

1.37           Highly Compensated Employee.  An Employee who:

(a)	at any time during the Plan Year or the preceding year was a 5% owner of the Company (applying the constructive ownership rules of Code Section 318); or

(b)	for the preceding year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year).

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the above definition shall be treated as having been in effect for years beginning in 1996. The Company has not made a top-paid election for any Plan Year beginning on or after January 1, 1997.

The term “Highly Compensated Employee” also includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury Regulations) prior to the Plan Year, performs no service for the Company during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his or her 55th birthday. If the former Employee’s separation from service occurred prior to January 1, 1987, he or she is a Highly Compensated Employee only if he or she satisfied clause (a) of this Section or received Compensation in excess of $50,000 during: (1) the year of his or her separation from service (or the prior year); or (2) any year ending after his or her 54th birthday.

1.38           Hour of Service.  Each hour:

(a)            for which an Employee directly or indirectly receives compensation from an Employing Company (such hours to be credited as of the time when the duties are performed);

(b)           for which an Employee directly or indirectly receives compensation or is entitled to compensation by an Employing Company for reasons other than the performance of duties including, but not limited to, vacation, holiday, illness, Disability, pregnancy, layoff, and jury duty;

(c)           during which an Employee is on an unpaid leave of absence from an Employing Company as determined by the Plan Administrator (as hereinafter defined) under uniform rules prescribed by the Plan Administrator;

(d)           for which an Employee is entitled to receive credit under the laws of the United States (including, but not limited to, those pertaining to military service) in addition to each Hour of Service credited under the preceding paragraphs (a) through (c); provided, however, that no more than five hundred and one (501) Hours of Service shall be credited under the preceding paragraphs (b) or (c) or this paragraph (d) on account of any single continuous period during which such Employee performs no duties; and provided, further, however, that no such Hours of Service shall be credited on the basis of any payment, or entitlement thereto, which is made or due under a plan maintained solely to comply with applicable workmen’s compensation, unemployment compensation or disability insurance laws or in accordance with a plan under which such Employee receives reimbursement solely for medical or medically related expenses incurred by him; and

(e)           for which an Employing Company has awarded or agreed to pay back pay, irrespective of mitigation of damages, other than an hour credited to an individual under the preceding paragraphs (a) through (d) above. Such hours shall be credited as of the time to which the award or agreement pertains.

(f)           Hours of Service may be credited on the basis of, respectively, 10, 45, 95, or 190 Hours of Service credited for, respectively, a day, week, semi-month or month during which an Employee is credited with at least one Hour of Service as defined in paragraphs (a) through (e) above.

The Plan Administrator shall credit an Employee’s Hours of Service to the appropriate employment period or periods, as determined in accordance with Department of Labor Regulation 2530.200b-2(c)(2), and shall compute the total Hours of Service hereunder in accordance with Department of Labor Regulation 2530.200b-2(b).

Solely for the purpose of determining whether a One-Year Break in Service (as hereinafter defined) has occurred, the Plan Administrator shall account for the following absences from employment as Hours of Service: (1) pregnancy of an Employee; (2) birth of a child of an Employee; (3) placement of a child with an Employee in connection with adoption proceedings; or (4) caring for a child described in the preceding subparagraphs (2) or (3) immediately after the birth or placement of such child; (5) an absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that no more than five hundred and one (501) Hours of Service shall be credited under this paragraph and such Hours of Service shall be credited in the first Plan Year necessary to avoid a One-Year Break in Service.

1.39           Investment Funds.  The investment fund or funds designated by the Plan Administrator from time-to-time in which a Participant, Beneficiary or alternate payee under a qualified domestic relations order may direct the investment of his or her account or accounts pursuant to the provisions of Section 15.01 and subject to such rules and procedures established by the Plan Administrator and applied on a uniform and non-discriminatory basis. Notwithstanding the foregoing, effective September 11, 2000, an Employee who makes a Rollover Contribution prior to becoming a Participant shall be able to direct the investment of his or her account or accounts pursuant to Section 15.01.

1.40           Leased Employee.  An individual (who otherwise is not an Employee of the Employing Company) who, pursuant to a leasing agreement between the Employing Company and any other person, has performed services for the Employing Company (or for the Employing Company and any persons related to the Employing Company within the meaning of Code Section 414(n)(6)) on a substantially full time basis for at least one year, and such services are performed under the primary direction or control of the Employing Company. The Plan does not treat Leased Employees as eligible to participate.

1.41           Limitation Year.  A Plan Year.

1.42           Matching Contributions.  Contributions made on behalf of each Participant by an Employing Company pursuant to Section 3.01.1 of the Plan.

1.43           Month of Service.  A month of service means a calendar month during any part of which an Employee completed an Hour of Service, except, however, a Participant shall be credited with a month of service for each month during the 12 month computation period in which he or she has not incurred a One-Year Break in Service.

1.44           Non-highly Compensated Employee.  Any Employee of an Employing Company who is not a Highly Compensated Employee.

1.45           Normal Retirement Date.  The first day of the month coinciding with or next following the later of:

(a)           a Participant’s 65th birthday, or

(b)           his completion of five (5) Years of Vesting Service.

1.46           One-Year Break in Service.  For eligibility purposes, a Plan Year during which an Employee has not completed more than five hundred (500) Hours of Service. For vesting purposes, if during a Plan Year an Employee fails to accrue a Month of Service, an Employee shall not be deemed to have incurred a One-Year Break in Service if he or she completes an Hour of Service within 12 months following the last day of the month during which his or her employment terminated.

1.47           Participant.  Any Employee who satisfies the requirements for eligibility in the Plan as long as he or she continues to satisfy such requirements. Notwithstanding the foregoing, effective September 11, 2000, a Participant shall also mean an Employee who makes a Rollover Contribution pursuant to Section 3.03.2.

1.48           Pension Plan.  The Talbots, Inc. Pension Plan.

1.49           Plan.  The Talbots, Inc. Retirement Savings Voluntary Plan and the Trust Agreement, as they may be amended or supplemented. This document and the Trust Agreement shall be treated as an integrated whole and shall be hereinafter referred to as the “Plan”.

1.50           Plan Administrator.  The administrative committee appointed in accordance with Article X of the Plan. The Plan Administrator shall be the “administrator” referred to in Section 3(16)(A)(i) of ERISA.

1.51           Plan Year.  The period of twelve (12) consecutive months commencing on January 1, 1989 and each twelve (12) month period thereafter.

1.52           Postponed Retirement Date.  The first day of the month coinciding with or next following the date of retirement of a Participant who continues in Service after his or her Normal Retirement Date.

1.53           Pre-tax Contributions.  Contributions made pursuant to the provisions of Section 3.02 of the Plan by the Employing Company, at the election of the Participant, in lieu of cash compensation, including contributions that are made pursuant to a salary or other compensation reduction authorization agreement. Notwithstanding the foregoing, effective October 1, 1999, for purposes of this Section, a reduction authorization agreement shall be executed by a written form or via appropriate electronic medium.

Pre-tax Contributions shall be non-forfeitable when made and shall be distributable only in accordance with the provisions of Articles III, VII and VIII of the Plan governing Pre-tax Contribution Accounts.

1.54           Pre-tax Contribution Account.  The separate account maintained in the records of the Plan Administrator for each Participant’s Pre-tax Contributions, if any, plus the Participant’s cumulative share of any income and gains allocable to such account and minus the Participant’s cumulative share of any losses, distributions, expenses and other charges allocable to such account and plus or minus any other applicable adjustments.

1.55           Qualified Matching Contributions.  Matching Contributions which are 100% vested and subject to Section 3.01.4 hereof.

1.56           Qualified Non-Elective Contributions.  Contributions made by an Employing Company pursuant to Section 3.01.3 of the Plan. Qualified Non-Elective Contributions shall be 100% vested and shall be subject to the limitations of Section 3.04.3 hereof.

1.57           Reemployment Commencement Date.  The first day on which an Employee completes an Hour of Service following the most recent Plan Year in which he or she incurred a One-Year Break in Service.

1.58           Restatement Date.  January 1, 1997.

1.59           Rollover Contributions.  A Participant’s contributions, if any, made pursuant to the provisions of Section 3.03.2 of the Plan. Notwithstanding the foregoing, effective September 11, 2000, Rollover Contributions shall mean a Participant’s or Employee’s contributions, if any, made pursuant to the provisions of Section 3.03.2.

1.60           Secretary.  The Secretary of the Treasury.

1.61           Section 415 Compensation.  The Participant’s wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employing Company maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(l) and the Regulations thereunder, the Participant’s earned income (as described in Code Section 401(c)(2) arid the Regulations thereunder) paid during the Limitation Year. “Section 415 Compensation” shall exclude:

(a)           Contributions made by an Employing Company to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed;

(b)           Employing Company contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code Section 219(a);

(c)           Any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except that any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee;

(d)           Amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(e)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(f)           Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

1.62           Service.  A period of employment from an Employee’s Employment Commencement Date or Reemployment Commencement Date until his or her termination date as

(a)            an employee of an Employing Company as of the date he or she became such; or

(b)           an employee of a predecessor thereof for periods before it became an Employing Company, as determined by the Board in a non-discriminatory manner; or

(c)           as otherwise defined in ERISA.

1.63           Spouse.  The person to whom a Participant is legally married at any relevant time, such as the time a consent is given pursuant to Section 7.03(b) or at the time of the Participant’s death.

1.64           Trust or Trust Fund.  The fund established by and maintained in accordance with the terms of the Trust Agreement.

1.65           Trustee.  State Street Bank and Trust Company, or any successor trustee appointed by the Board to administer the Trust. Notwithstanding the foregoing, effective October 1, 1999, Trustee shall mean the American Express Trust Company, or any successor trustee appointed by the Board to administer the Trust. For all purposes of administering the Trust, American Express Trust Company, shall be a discretionary trustee and shall be considered a Fiduciary of the Plan.

1.66           Trust Agreement.  The Master Trust Agreement entered into between the Trustee and the Company establishing the Trust.

1.67           Valuation Date.  The last day of each calendar quarter of each Plan Year and any other date or dates during a Plan Year as may be set from time to time by the Plan Administrator for the valuation of the assets of the Trust. Notwithstanding the foregoing, effective October 1, 1999, Valuation Date shall mean any day that the New York Stock Exchange is open for business or any other day chosen by the Plan Administrator.

1.68           Vested Benefit.  The sum of a Participant’s

(a)           Employer Contribution Accounts multiplied by the Participant’s Vesting Percentage;

(b)           Pre-tax Contribution Accounts; and

(c)           Employee Contribution Accounts.

1.69           Vesting Percentage.  The percentage determined in accordance with Article V.

1.70           Voluntary Investment Plan or VIP.  The Voluntary Investment Plan of General Mills, Inc. as maintained on behalf of Employees employed by the Company prior to June 27, 1988.

1.71           Voluntary Non-deductible Contributions.  A Participant’s contributions, if any, made pursuant to the provisions of Section 3.03.1 of the Plan.

1.72           Year of Eligibility Service.  Any Anniversary Year during which an Employee completes at least one thousand (1,000) Hours of Service whether or not such Employee is employed by an Employing Company throughout such Anniversary Year. Notwithstanding the foregoing, effective January 1, 2002, with respect to an Employee who does not complete at least one thousand (1,000) Hours of Service during his or her first Anniversary Year, Year of Eligibility Service shall mean the first Plan Year during which such Employee completes at least one thousand (1,000) Hours of Service.

1.73           Year of Vesting Service.  Each period of Service during which an Employee who has attained age 18 completes at least twelve (12) Months of Service, except as otherwise provided in Article V of the Plan. Years of Vesting Service as a participant in the Voluntary Investment Plan shall be recognized for the purposes of this Section and Article V.

1.74           Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

ARTICLE II.
PARTICIPATION STANDARDS

2.01           Initial Participation.  (a) All Employees who were participants in the VIP on the day immediately preceding the Effective Date became Participants as of the Effective Date; (b) all Employees participating in the Plan on the Restatement Date shall continue to participate in the Plan as of that date; and (c) all other Employees shall become a Participant on the first Entry Date coinciding with or next following the date on which the Employee satisfies the following requirements:

(i)            the completion of one (1) Year of Eligibility Service; and

(ii)           the attainment of age twenty-one (21). An Employee who has satisfied the requirements of paragraphs (i) and (ii) and whose first Entry Date coincides with his or her leave of absence pursuant to the Family and Medical Leave Act of 1993 shall become a Participant as of the first day of the month following his or her return to Service following such leave of absence.

2.02           Termination of Participation.  Any Employee who becomes a Participant in accordance with the provisions of Section 2.01 shall cease to be a Participant as of the earlier of (a) the date of his or her death, or (b) the date on which he or she retires or otherwise ceases to be an Employee.

2.03           Participation of Re-hired Former Participants.  An Employee who ceases to be a Participant by reason of Section 2.02 shall again become a Participant as of his or her Reemployment Commencement Date if he or she is reemployed following the date on which he or she retired or otherwise ceased to be an Employee.

ARTICLE III.
CONTRIBUTIONS TO TRUST

3.01           Employing Company Contributions.  Not later than the time prescribed by law (including extensions thereof) for filing their Federal income tax returns for their respective tax years, or such other time as may be provided in applicable Regulations under the Code, the Employing Companies shall make contributions to the Trust in such amounts as the Plan Administrator shall determine to be required pursuant to this Section or Section 302.

3.01.1  Matching Contributions.  The Employing Companies shall make Matching Contributions on behalf of each Participant actively employed by his or her Employing Company and who is making Pre-Tax Contributions on the last day of each calendar quarter in such percentages of a Participant’s Pie-Tax Contributions as may be determined by the Company for each such calendar quarter; provided that such Matching Contributions shall not exceed in any Plan Year the lesser of (a) 3% of his or her Compensation for such Plan Year, and (b) $7,000.00, as such amount may be adjusted by the Secretary under Code Section 402(g); provided further, that all Matching Contributions made on behalf of Participants who are Highly Compensated Employees shall be subject to the provisions of Code Section 401(m) and of Subsections (c) - (f) of Section 3.03.1 of the Plan.

Notwithstanding the foregoing, effective January 1, 2000, the Employing Companies shall make Matching Contributions on behalf of each Participant who is making Pre- Tax Contributions in such percentages of a Participant’s Pre-Tax Contributions as may be determined by the Company; provided that such Matching Contributions shall not exceed in any Plan Year the lesser of (a) 3% of his or her Compensation for such Plan Year, and (b) $7,000.00, as such amount may be adjusted by the Secretary under Code Section 402(g); provided further, that all Matching Contributions made on behalf of Participants who are Highly Compensated Employees shall be subject to the provisions of Code Section 401(m) and of Subsections (c) - (f) of Section 3.03.1 of the Plan.

The Employing Companies shall not make Matching Contributions that result in a failure to satisfy the Average Actual 401(m) Contribution Percentage Test described in Sections 3.03.1(c) and 3.03.1(d) hereof.

3.01.2    Flat Contributions.  The Employing Companies may in the discretion of the Company, make Flat Contributions on behalf of each Participant for each Plan Year on a per Participant basis. Such Flat Contributions, if any, shall be made on the basis of an equal amount for each Participant.

3.01.3    Qualified Non-Elective Contributions.  In its discretion, in lieu of, and/or in addition to, distributing Excess Aggregate Pre-tax Contributions, any Employing Company may make Qualified Non-Elective Contributions in order that the limitations of Sections 3.02.2(e) — (g), 3.05.1 and 3.05.2 are met. Such Qualified Non-Elective Contribution shall be made on behalf of Participants who are not Highly Compensated Employees and such Qualified Non-Elective Contributions, if any, shall be allocated in proportion to Compensation.

3.01.4    Qualified Matching Contributions.  In its discretion, in lieu of, and/or in addition to, forfeiting Excess Aggregate 401(m) Contributions, any Employing Company may make Qualified Matching Contributions in order that the limitations of Sections 3.03.1(c), 3.03.1(d), 3.05.1 and 3.05.2 are met. Such Qualified Matching Contributions shall be made on behalf of Participants who are not Highly Compensated Employees, and such Qualified Matching Contributions shall be allocated in proportion to Matching Contributions.

3.01.5    General Provisions Applicable to Employing Company Contributions.

(a)           Eligibility for Employing Company Contributions.  To receive an allocation of Matching and Qualified Matching Contributions, a Participant must be actively employed by an Employing Company and be making Pre-Tax Contributions under the Plan as of the last day of the calendar quarter as of which such Matching or Qualified Matching contribution is allocated on behalf of such Participant and all other Employing Company contributions shall be allocated to all Participants actively employed on the last day of the calendar quarter as of which such Employing Company contribution is allocated.

Notwithstanding the foregoing, effective October 1, 1999, to receive an allocation of Matching and Qualified Matching Contributions, a Participant must be making Pre- Tax Contributions under the Plan as of which such Matching or Qualified Matching contribution is allocated on behalf of such Participant and all other Employing Company contributions shall be allocated to all Participants as of which such Employing Company contribution is allocated.

(b)           Separate Accounts.  Separate accounts within each Participant’s Employer Contribution Accounts shall be maintained for those portions of each Participant’s Accrued Benefit that are attributable to (i) Matching Contributions, (ii) Qualified Matching Contributions, (iii) Qualified Non-Elective Contributions, and (iv) Flat Contributions. Each such separate account shall be credited as of each Valuation Date with the Participant’s share of any applicable contributions, income, gains, losses, distributions, expenses and other charges and any other adjustments.

(c)           Vesting.  All Qualified Non-Elective Contributions and Qualified Matching Contributions shall be fully vested at such time as they are allocated to the Participants Qualified Non-Elective Contribution and Qualified Matching Contribution Accounts, and all other Employing Company contributions shall be vested in accordance with Article V of this Plan.

(d)           Forfeitures.  Any forfeitures of Employing Company contributions shall first be applied, consistent with Section 5.05, as restoration of amounts forfeited under Section 5.02 and second shall be credited to the Matching Contribution Account of each remaining Participant actively participating in the Plan on the last day of the Plan Year in which such forfeiture allocation occurs, allocated in proportion to the Compensation of each such Participant.

Notwithstanding the foregoing, effective October 1, 1999, any forfeitures of Employing Company contributions shall first be applied, consistent with Section 5.05, as restoration of amounts forfeited under Section 5.02, second to reduce any applicable administrative fees of the Plan, and third to reduce the Employing Company contributions.

(e)           Distribution.  A Participant’s Employer Contribution Accounts shall be distributable only in accordance with the provisions of Articles VII and VIII governing Employer Contribution Accounts; provided that a Participant’s Matching Contribution Account shall be distributed as required pursuant to Section 3.03.

(f)           Status and Use of Contributions.  All contributions made by the Employing Companies to the Trust shall be irrevocable and shall be used solely to pay benefits under the Plan or to defray the expenses of administering the Plan, except as otherwise provided in Section 15.04.

(g)           No Employee Contributions Required.  Except to the extent of electing Pre-tax Contributions pursuant to Section 3.02 as a condition of receiving Matching Contributions and Qualified Matching Contributions pursuant to Section 3.01.1, Participants shall not be required to make contributions to the Trust.

(h)           No Profits Required.  The Employing Companies shall make their contributions under the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within the Plan Year.

(i)           Deductibility.  No Employing Company shall make a contribution unless it is deductible under Code Section 404 for the tax year in which such contribution was made.

(j)           Company In-Kind Contributions.  Company and Employing Company contributions may be made in Company Stock, whether the Company or the Employing Company obtains such Company Stock directly from the Company or purchases such Company Stock on the open market, and the Trustee shall be required to accept such in-kind contributions.

(k)           Holding in Suspense Account.  Notwithstanding anything herein to the contrary, at the direction of the Plan Administrator or the Trustee, contributions to the Trust Fund, forfeitures or other Plan assets shall be held in the Company Suspense Account until such time as they are allocated and credited to the account or accounts maintained on behalf of each Participant; provided that such allocation and credit to Participants’ accounts shall be made no later than as of the last day of the Plan Year. Notwithstanding the foregoing, effective October 1, 1999, the Company Suspense Account is no longer maintained under the Plan.

3.02           Pre-tax Contributions.  The Employing Companies shall contribute and allocate to each Participant’s Pre-tax Contribution Account an amount equal to the Pre-tax Contributions elected by the Participant pursuant to a compensation reduction authorization agreement with the Employing Company as provided in Section 3.02.1 and subject to the provisions of Section 3.02.2.

(a)  3.02.1  Compensation Reduction Authorization Agreements.  Any Participant desiring to authorize Pre-tax Contributions to be made to the Trust by an Employing Company must do so by filling out, signing and filing with the Plan Administrator a compensation reduction authorization agreement on a form supplied by the Plan Administrator. Notwithstanding the foregoing, effective October 1, 1999, any Participant desiring to authorize Pre-tax Contributions to be made to the Trust by an Employing Company must do so by completing a compensation reduction authorization agreement via the telephone recordkeeping system and procedures maintained by the Plan Administrator.

Any Pre-tax Contributions authorized by a Participant will apply to a Participant’s entire Compensation (except as limited in Section 3.02.2) and shall be funded by payroll deductions against the Participant’s Compensation.

3.02.2      General Provisions Applicable to Pre-tax Contributions.

(a)           Maximum Amount of Pre-tax Contributions. The maximum amount of Pit-tax Contributions made on behalf of any Participant shall be subject to all of the following limitations:

(i)           no Pre-tax Contributions shall be made on account of a Plan Year in excess of 15% of the Participant’s Compensation for such Plan Year;

(ii)           no Pre-tax Contributions shall be made to the Trust for any Participant during any calendar year in excess of $7,000 multiplied by the Adjustment Factor, or such other amount contained in Code Section 402(g);

(iii)           no Pre-tax Contribution shall be made on account of any Plan Year which would cause the Participant’s Annual Addition to exceed the maximum Annual Addition permitted for such Plan Year pursuant to the provisions of Section 3.04 after taking into account all Flat Contributions made on behalf of the Participant for such Plan Year but prior to taking into account all Matching Contributions and Voluntary Non-deductible Contributions made on behalf of or by the Participant for such Plan Year.

(b)           Commencement of Pre-tax Contributions.  Each Participant shall be eligible to elect a level of Pre-tax Contributions effective as of his or her Entry Date or on any subsequent January 1, April 1, July 1 or October 1; provided that each election pursuant to this Subsection (b) and each modification pursuant to Subsection (c) shall be in whole percentages only. Notwithstanding the foregoing, effective October 1, 1999, each Participant may enter the Plan on the first day of the month after meeting all eligibility requirements. If documentation is not received by the required administrative time, the enrollment will be effective as soon as administratively possible after documentation is received.

(c)           Modification and Termination of Pre-tax Contributions.  A Participant’s election to commence Pre-tax Contributions shall remain in effect until modified or terminated.

(i)           Modification by a Participant.  A Participant may modify his or her compensation reduction authorization agreement to increase or decrease the rate of Pre-Tax Contributions made on his or her behalf effective on the first day of any calendar quarter (or such other date or dates as established by the Plan Administrator), but such Participant may terminate (decrease to 0%) his or her election to have Pre-Tax Contributions made on his or her behalf effective as of the first day of any calendar month; provided, however, that if a Participant so terminates his or her Pre-Tax Contributions, he or she shall not be allowed again to become a Participant until the first day of a calendar quarter which is at least six (6) months following the effective date of such termination.

Notwithstanding the foregoing, effective October 1, 1999, a Participant may modify, terminate or resume his or her compensation reduction authorization agreement at any time. The effective date is as soon as it is administratively possible. Written confirmation of a change will be sent to the Participant.

(ii)           Modification by the Plan Administrator.  The Plan Administrator may limit the amount of Pre-Tax Contributions on behalf of any Participant who is a Highly Compensated Employee in order to satisfy the provisions of Code Sections 401(k)(3)(A)(ii) and 40l(m)(2).

(d)           Distribution of Excess Individual Pre-tax Contributions.

(i)           In General.  Notwithstanding any other provision of the Plan, Excess Individual Pre-tax Contributions, plus any income and minus any losses allocable thereto, shall be distributed no later than the April 15 immediately following the year in which such Pre-tax Contributions were made, to Participants to whose accounts Excess Individual Pre- tax Contributions were allocated for the preceding calendar year. Excess Individual Pre-tax Contributions shall be treated as Annual Additions under the Plan.

(ii)           Requirements for Making a Claim.  A Participant’s claim for distribution of Excess Individual Pre-tax Contributions:

(I)           shall be in writing, or effective October 1, 1999 via appropriate electronic medium;

(II)           shall be submitted to the Plan Administrator not later than the March 1 following the calendar year for which Excess Individual Pre-tax Contributions have been made;

(III)           shall specify the amount of the Participant’s Excess Individual Pre-tax Contributions for the calendar year; and

(IV)           shall be accompanied by the Participant’s written statement that if such amounts are not distributed, then the Participant’s Excess Individual Pre- tax Contributions, when added to amounts deferred under all other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b) in which he or she participated will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the Excess Individual Pre-tax Contributions occurred.

Notwithstanding the above, not later than April 15 following the close of the calendar year for which Excess Individual Pre-tax Contributions have been made, the Company may notify the Plan Administrator on behalf of a Participant of any such Excess Individual Pre-tax Contributions of which it is aware.

(iii)           Determinations of Income or Loss.  Any Excess Individual Pre-tax Contribution shall be adjusted for income or loss before being distributed to the Participant. The income or loss applicable to Excess Individual Pre-tax Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Pre-tax Contribution Account for the Plan Year by a fraction:

(I)           the numerator of which is the Excess Individual Pre-tax Contributions made on behalf of the Participant for the preceding Plan Year and

(i)           General.  The Employing Company shall not permit a Participant to defer an amount of Compensation that would cause the Plan to not satisfy at least one of the following tests in any Plan Year beginning on or after January 1,2000:

(a)           The Avenge Actual Pre-Tax Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the prior year’s Average Actual Pre-Tax Contribution Percentage for all other eligible Employees who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(b)           The Average Actual Pre-Tax Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the prior year’s Average Actual Pre-Tax Contribution Percentage for all other eligible Employees who are Nonhighly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the Avenge Actual Pre-Tax Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Actual Pre-Tax Contribution Percentage of all other eligible Employees who are Nonhighly Compensated Employees for the prior Plan Year by more than two (2) percentage points.

Any adjustments to the Nonhighly Compensated Employee Average Actual Pre-tax Contribution Percentage for the prior year will be made in accordance with Notice 98-I and any superseding guidance.

(g)           Average Actual Pre-tax Contribution Percentage Test — General Provisions

(i)           In applying the foregoing limitations, an Employee is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, an Employee is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii)           If any Qualified Non-Elective Contributions or Qualified Matching Contributions made by any Employing Companies to any one or more Section 401(k) arrangements referred to in Subsections (e) and (f) above are made pursuant to Section 3.01.3 or Section 3.01.4, qualify for, and are actually taken into account for purposes of, determining a Participant’s Actual Pre-tax Contribution Percentage under such arrangements, then such Qualified Non-Elective Contributions or Qualified Matching Contributions shall be taken into account in applying the Average Actual Pre-tax Contribution Percentage test and all other rules of this Subsection (g).

(iii)           The Actual Pre-Tax Contribution Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has Pre-Tax Contributions allocated to his or her account under two or more plans of the Company, shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(iv)           In the event that this Plan satisfies the requirements of Code Section 401(m), 401 (a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with this Plan, then this Section shall be applied by determining the Actual Pre-tax Contribution Percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same Average Actual Pre-tax Contribution Percentage testing method.

(v)           The Company shall maintain records sufficient to demonstrate satisfaction of the Avenge Actual Pre-tax Contribution Percentage test. The determination and treatment of the Actual Pie-tax Contribution Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(h)           Distribution of Excess Aggregate Pre-tax Contributions.

(i)           In General.  Notwithstanding any other provisions of the Plan, Excess Aggregate Pre-tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed to Participants who are Highly Compensated Employees and to whose accounts Pre-tax Contributions (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contributions referred to in Subsection (e) and (f) above) were allocated for a Plan Year, and all of the required amounts shall be distributed within two and one half (2 ½) months after the end of such Plan Year; provided, however, that if the Plan Administrator is unable to determine and distribute all of the required amounts within such two-and-one-half- month period, then all of the required amounts shall nevertheless be distributed by the last day of the Plan Year which includes such two-and-one-half-month period. Excess Aggregate Pre-tax Contributions shall be treated as Annual Additions under the Plan.

(ii)           Determination of Required Distributions.  Any distribution of Excess Aggregate Pre-tax Contributions for a Plan Year shall be made to Participants who are Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Pre-tax Contributions attributable to each of such Participants as determined by reducing the Pre- tax Contributions permitted on behalf of such Participants in order of the Actual Pre-tax Contribution Percentages beginning with the highest of such percentages. Excess Aggregate Pre-tax Contributions are allocated to Highly Compensated Employees with the largest amount of Pre-tax contributions taken into account in calculating the Average Actual Pre-tax Contribution Percentage Test in the year for which the excess arose, beginning with the Highly Compensated Employee with the largest amount of Pre-tax contributions and continuing in descending order until all Excess Aggregate Pre-tax Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Pre-tax Contributions.

(iii)           Determination of Income or Loss.  All Excess Aggregate Pre-tax Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Pre-tax Contributions shall be determined by multiplying the income or loss applicable to the Participant’s Pre-tax Contribution Account for the Plan Year by a fraction:

(I)           the numerator of which is the Excess Aggregate Pre-tax Contributions on behalf of the Participant for the preceding Plan Year; and

(II)           the denominator of which is the account balance in the Participant’s Pre-tax Contribution Account (plus, if applicable, the account balance in any Qualified Non-Elective Contribution account or Qualified Matching Contribution account) on the last day of the preceding Plan Year.

(iv)           Sources for Distribution of Excess Aggregate Pre-tax Contributions.  Excess Aggregate Pre-tax Contributions shall be distributed as follows: first, they shall be distributed from the Participant’s Pre-tax Contribution Account to the extent of the balance in such account and from other such accounts of the Participant in any other arrangements described in Code Section 401(k) maintained by an Employing Company to the extent of such balances and, second as necessary, they shall be distributed from any Qualified Non-Elective Contribution account or Qualified Matching Contribution account (referred to in Subsection (e) and (f) above) in such other 401(k) arrangements.

(i)           Separate Accounts.  A separate Pre-tax Contribution Account shall be maintained for that portion of each Participant’s Accrued Benefit that is attributable to Pre-tax Contributions. Each such separate account shall be credited as of each Valuation Date with the Participant’s share of any applicable contributions, income, gains, losses, distributions, expenses and other charges and any other adjustments. Two separate sub-accounts shall be established for, respectively, the amount of Pre-Tax Contributions, and all other amounts, including income, gains, losses, distributions, expenses, and other charges or other adjustments.

(j)           Vesting.  Pre-tax Contributions shall be fully vested and non- forfeitable at all times.

(k)          Distribution.  A Participant’s Pre-tax Contribution Account shall be distributable only in accordance with the provisions of Articles VII and VIII governing Pre-tax Contribution Accounts, provided that a Participant’s Pre-tax Contribution Account shall be distributed as required pursuant to this Section 3.02.

(l)           Deadline for Pre-tax Contributions.  Pre-tax Contributions shall be contributed and allocated to the Trust no later than the close of the Plan Year after the Plan Year for which the Pre-tax Contributions are deemed to be made, or such other time as may be provided in applicable Regulations under the Code.

3.03           Employee Contributions.  Not later than the time prescribed in Sections 3.03.1 or 3.03.2, as applicable, or such other time as may be provided in applicable Treasury, Participants may make contributions to the Trust of such types and in such amounts as are permitted by Sections 3.03.1 and 3.03.2.

  3.03.1   Voluntary Non-deductible Contributions.  Each Participant may make a Voluntary Non-deductible Contribution to the Trust subject to the following provisions of this Section.

(a)           Maximum Amount of Voluntary Non-Deductible Contributions.  The maximum amount of Voluntary Non-deductible Contributions made by any Participant shall be subject to all of the following limitations:

(i)           no Voluntary Non-deductible Contributions shall be made on account of a Plan Year in excess of the maximum allowed under paragraphs (c) - (f) of this Section 3.03.1 for such Plan Year;

(ii)           no Voluntary Non-deductible Contributions shall be made on account of any Plan Year which would cause the Participant’s Annual Addition to exceed the maximum Annual Addition permitted for such Plan Year pursuant to the provisions of Section 3.04 after taking into account all other types of contributions included in the Participant’s Annual Addition for such Plan Year.

(iii)           The maximum amount of Voluntary Non-Deductible Contributions plus Pre-Tax Contributions per Plan Year shall be limited to 15% of a Participant’s Compensation for any Plan Year.

(b)           Procedure for Making Voluntary Non-deductible Contributions.  Each Participant may make Voluntary Non-deductible Contributions in either (i) one or more lump sum payments or (ii) a series of periodic payments to the Trust during a Plan Year; provided that each such payment shall be at least $100 and shall be made in accordance with any non discriminatory rules and procedures which the Plan Administrator may impose from time to time.

(c)           Average Actual 401(m) Contribution Percentage Test — Plan Years Beginning On or Before January 1, 1999.

(i)           General.  The Employing Company shall not permit a Participant to defer an amount of Compensation that would cause the Plan to not satisfy at least one of the following tests in any Plan Year beginning on or before January 1, 1999:

(a)           The Average Actual 401(m) Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Actual 401(m) Contribution Percentage for all other eligible Employees who were Nonhigbly Compensated Employees for the current Plan Year multiplied by 1.25; or

(b)           The Average Actual 401(m) Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year’s Average Actual 401(m) Contribution Percentage for all other eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 2.0, provided that the Average Actual 401(m) Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Actual 401(m) Contribution Percentage for all other eligible Employees who were Nonhighly Compensated employees for the current Plan Year by more than two (2) percentage points.

(d)           Average Actual 401(m) Contribution Percentage Test — Plan Years Beginning On or After January 1, 2000.

(i)           General.  The Employing Company shall not permit a Participant to defer an amount of Compensation that would cause the Plan to not satisfy at least one of the following tests in any Plan Year beginning on or after January 1, 2000:

(a)           The Average Actual 401(m) Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the prior year’s Average Actual 401(m) Contribution Percentage for all other eligible Employees who are Nonhighly Compensated Employees in the prior Plan Year multiplied by 1.25; or

(b)           The Average Actual 401(m) Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the prior year’s Average Actual 401(m) Contribution Percentage for all other eligible Employees who are Nonhighly Compensated Employees in the prior Plan Year multiplied by 2.0, provided that the Average Actual 401(m) Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Actual 401(m) Contribution Percentage for all other eligible Employees who are Nonhighly Compensated employees in the prior Plan Year by more than two (2) percentage points.

Any adjustments to the Nonhighly Compensated Employee Actual 401(m) Contribution Percentage for the prior year will be made in accordance with Notice 98-1 and any superseding guidance,

(e)           Average Actual 401(m) Contribution Percentage Test — General Provisions.

(i)           In applying the foregoing limitations, an Employee is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, an Employee is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii)           For purposes of the Average Actual 401(m) Contribution Percentage test and the other provisions of this Section 3.03.1, the Actual 401(m) Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to make Voluntary Non-deductible Contributions, or to have Matching Contributions allocated to his or her account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k), that are maintained by one or more of the Employing Companies, shall be determined as if the total of such Voluntary Non-deductible Contributions and Matching Contributions was made under each such plan.

(iii)           A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(iv)           The Actual 401(m) Contribution Percentage for any Employee who is a Highly Compensated Employee for the Plan Year and who has matching contributions allocated to his account under two or more plans of the Company shall be determined as if all such contributions were made under a single plan. If the above plans have different plan years, the plans ending with or within the same calendar year shall be treated as a single plan.
(v)           In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(m), 40l(a)(4) or 410(b) only if aggregated with this Plan, then this Section shall be applied by determining the Actual 401(m) Contribution Percentages of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same Average Actual 401(m) Contribution Percentage testing method.

(vi)           The determination and treatment of the Actual 401(m) Contribution Percentage of any Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vii)           The Company shall maintain records sufficient to demonstrate satisfaction of the Average Actual 401(m) Contribution Percentage test.

(f)           Forfeiture or Distribution of Excess Aggregate 401(m) Contributions.

(i)           In General.  Notwithstanding any other provisions of this Plan, Excess Aggregate 401(m) Contributions, plus any income and minus any loss allocable thereto, (I) shall be forfeited by, if forfeitable, or (II) if not forfeitable shall be distributed to Participants who are Highly Compensated Employees and to whose accounts Voluntary Non- deductible Contributions or Matching Contributions were allocated for a Plan Year, and all of the required amounts shall be forfeited or distributed within two and one half (2 1/2) months of the next Plan Year; provided, however, that if the Plan Administrator is unable to determine and distribute all of the required amounts within such two and one half month period, then all the required amounts shall be distributed by the last day of such Plan Year. Excess Aggregate 401(m) Contributions shall be treated as Annual Additions under the Plan.

(ii)           Determination of Required Forfeitures or Distributions.  Any forfeiture or distribution of Excess Aggregate 401(m) Contributions for a Plan Year shall be made by or to Participants who are Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate 401(m) Contributions attributable to each of such Participants as determined by reducing, first, the Voluntary Non-deductible Contributions permitted from such Participants and, second, the Matching Contributions permitted on behalf of such Participants in order of the Actual 401(m) Contribution Percentages beginning with the highest of such percentages. Excess Aggregate 401(m) Contributions are allocated to the Highly Compensated Employees with the largest amount taken into account in calculating the Average Actual 401(m) Contribution Percentage Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest such amount and continuing in descending order until all Excess Aggregate 401(m) Contributions have been allocated.

(iii)           Determination of Income or Loss.  All Excess Aggregate 401(m) Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate 401(m) Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Voluntary Non-deductible Contribution Account and to his or her Matching Contribution Account for the Plan Year by a fraction: (1) the numerator of which is the Excess Aggregate 401(m) Contributions on behalf of the Participant for the preceding Plan Year, and

(I)           the denominator of which is the sum of the Participant’s account balances in his or her Voluntary Non-deductible Contribution Account and in his or her Matching Contribution Account on the last day of the preceding Plan Year.

(iv)           Forfeitures.  Any forfeitures of Excess Aggregate 401(m) Contributions shall be applied consistently with the procedures described in clause (d) of Section 3.01.5 hereof.

(v)           Sources for Distribution of Excess Aggregate 401(m) Contributions.  Excess Aggregate 401(m) Contributions shall be distributed or forfeited as follows: first, they shall be distributed from the Participant’s Voluntary Non-deductible Contribution Account to the extent of the balance in such account and, second as necessary, they shall be forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Participant’s Matching Contribution Account.

(vi)           Ordering of Pre-tax Contribution and 401(m) Contribution Determinations.  The determination of Excess Aggregate 401(m) Contributions shall be made after first determining the Excess Individual Pre-tax Contributions and then determining the Excess Aggregate Pre-tax Contributions.

3.03.2     Rollover Contributions.  With the approval of the Plan Administrator to be exercised in a non-discriminatory manner and without regard to any limitation on contributions contained in the Plan, the Trust may receive as a Rollover Contribution any amounts received by the Trustee from the trustee of another plan on behalf of a Participant or amounts received by a Participant from another qualified retirement plan, either directly or through the medium of an Individual Retirement Account eligible to hold such distribution; subject to the requirements (a) though (c) of this Section. Notwithstanding the foregoing, effective September 11, 2000, with the approval of the Plan Administrator to be exercised in a non-discriminatory manner and without regard to any limitation on contributions contained in the Plan, the Trust may receive as a Rollover Contribution any amounts received by the Trustee from the trustee of another plan on behalf of an Employee or amounts received by an Employee from another qualified retirement plan, either directly or through the medium of an Individual Retirement Account eligible to hold such distribution; subject to the requirements (a) though (c) of this Section.

(g)           Protection of the Plan.  No Rollover contribution may be received if the Plan Administrator determines that it may adversely affect the qualified tax status of the Plan or of the Trust.

(h)           Eligibility for Rollover Treatment.  No rollover contribution may be received unless the transfer to the Trust is made within sixty (60) days of the Participant’s receipt of the rollover distribution and the Plan Administrator has first determined that the Participant is allowed under the Code to make a Rollover contribution to the Trust. The Plan Administrator may rely on information provided by the Participant in making a determination on whether a Rollover contribution may be made. Notwithstanding the foregoing, effective September 11, 2000, no rollover contribution may be received unless the transfer to the Trust is made within sixty (60) days of the Employee’s receipt of the rollover distribution and the Plan Administrator has first determined that the Employee is allowed under the Code to make a Rollover contribution to the Trust. The Plan Administrator may rely on information provided by the Employee in making a determination on whether a Rollover contribution may be made.

(i)           Service Requirement.  For purposes of this Section 3.03.2, an Employee shall be treated as a Participant upon completion of the applicable Service requirement in Section 2.01(b) regardless of whether the Employee has applied pursuant to Section 2.01(a) to become a Participant or has authorized Pre-tax contributions to be made on his or her behalf pursuant to a compensation reduction authorization agreement. Prior to the completion of the applicable Service requirement, no Employee shall have the right to make a Rollover contribution pursuant to this Section 3.03.2. Notwithstanding the foregoing, effective September 11, 2000, this Section 3.03.2(c) has been deleted.

3.03.3     General Provisions Applicable to Employee Contributions.

(j)           Separate Accounts.  Separate accounts within each Participant’s Employee Contribution Accounts shall be maintained for those portions of the Participant’s Accrued Benefit that are attributable to (i) Voluntary Non-deductible Contributions and (ii) Rollover Contributions. Each such separate account shall be credited as of each Valuation Date with the Participant’s share of any applicable contributions, income, gains, losses, distributions, expenses and other charges and any other adjustments.

(k)           Vesting.  All (i) Voluntary Non-deductible Contributions and (ii) Rollover Contributions shall be fully vested and non-forfeitable at all times.

(l)           Distribution.  A Participant’s Employee Contribution Accounts shall be distributable only in accordance with the provisions of Articles VII and VIII governing Employee Contribution Accounts; provided that a Participant’s Voluntary Non-deductible Contribution Account shall be distributed as required pursuant to Section 3.03.1.

3.04           Limitations on Annual Additions.

 3.04.1  In General.  In no event shall the Annual Addition to all of a Participant’s accounts for any Limitation Year exceed the lesser of $30,000 (multiplied by any Adjustment Factor in effect for the Limitation Year) or 25% of such Participant’s total Section 415 Compensation.
If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive-month period, the maximum permissible amount will not exceed the dollar amount determined in the paragraph above multiplied by the following fraction:
Number of months in the short Limitation Year

12

 3.04.2  Multiple Defined Contribution Plans.  If a Participant is also a participant in one or more additional qualified defined contribution plans or welfare benefit funds (as defined in Code Section 419(e)) maintained by any Employing Company (or its affiliates within the meaning of Code Sections 415(h) or 414(m)), the Annual Addition made to the Participant’s account under this Plan shall be limited so that the sum of the Annual Additions made to the Participant’s accounts under all such plans shall not exceed the limitation set forth in Section 3.04.1. Amounts allocated to an individual medical account as defined in Code Section 415(1)(1), which is part of a defined benefit plan maintained by an Employing Company, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee as defined in Code Section 419A(d)(3), under a welfare benefit fund as defined in Code Section 419(e), which is maintained by an Employing Company, are treated as Annual Additions to a defined contribution plan.

3.04.3     Combination of Defined Contribution and Defined Benefit Plans.  If a Participant in this Plan is also a participant in a defined benefit plan or plans maintained by any Employing Company (or its affiliates within the meaning of Code Sections 415(h) or 414(m)), the Plan Administrator shall first limit the “Annual Benefits” accrued under such defined benefit plan so that the sum of the following fractions may not exceed 1.0 for any Limitation Year:

(a)           Defined Benefit Plan Fraction.  A fraction:

(i)           the numerator of which is the projected annual benefit of the Participant under the defined benefit plan or plans and

(ii)           the denominator of which is the lesser of (1) of 1.25 multiplied by the dollar limitation in effect for such Plan Year under Code Section 415(b)(1)(A) as adjusted by Code Section 415(d); or (2) 1.4 multiplied by one-hundred percent (100%) of the Participant’s average monthly Compensation during the three consecutive years when the total Compensation paid to him or her was highest, including any adjustment under Code Section 415(b). Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

(b)           Defined Contribution Plan Fraction.  The defined contribution plan fraction for any Plan Year is a fraction the numerator of which is the sum of the Annual Additions to the Participant’s Accrued Benefit as of the close of the Plan Year, (including the Annual Additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Company, and the Annual Additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Company) and the denominator of which is the sum of the applicable maximum amounts of Annual Additions which could have been made under Code Section 415(c) for such Plan Year and for all prior years of such Participant’s employment. If the employee was a
(i)           the numerator of which is the sum of the Annual Additions to the Participant’s Accrued Benefit as of the close of the Plan Year, (including the Annual Additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Company, and the Annual Additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Company) and

(ii)           the denominator of which is the sum of the applicable maximum amounts of Annual Additions which could have been made under Code Section 415(c) for such Plan Year and for all prior years of such Participant’s employment.

If the employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0, under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) of the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the

Effective with the first Limitation Year beginning after December 31, 1999, in light of the repeal of Code Section 415(e) as of that date, the combined plan limit set forth in this Section shall no longer be in effect.

3.04.4     Protective Procedures.  The following procedures shall be applied to determine whether the limitations set forth above may be exceeded by the allocation of contributions to a Participant’s accounts and, if so, to avoid exceeding the limitations.

(c)           Estimation.  Prior to determining the Participant’s actual Section 415 Compensation for the Limitation Year, the Plan Administrator may determine the maximum permissible Annual Addition for a Participant on the basis of a reasonable estimation of the Participant’s Section 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(d)           Determination.  As soon as is administratively feasible after the end of the Limitation Year, each Participant’s maximum permissible Annual Addition for the Limitation Year shall be determined on the basis of the Participant’s actual Section 415 Compensation for the Limitation Year.

(e)           Disposition of Excess.  If there is an allocation in excess of such amount, the excess shall be disposed of as follows:

(i)           Any Voluntary Non-deductible Contributions shall be returned to the Participant;

(ii)           If after the application of step (i) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant’s accounts shall be used to reduce Employing Company contributions (including any allocation of forfeitures) and Pre-tax Contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

(iii)           If after the application of step (i) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount shall be held unallocated in the Company Suspense Account. The Company Suspense Account shall be applied to reduce future Employing Company contributions (including allocation of any forfeitures) and Pre-ta Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary. Notwithstanding the foregoing, effective October 1, 1999, if after the application of step (i) an excess amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount shall be held in an unallocated suspense account pursuant to Treasury Regulation Section 1.41 5-(6)(b)(6)(i). The suspense account maintained pursuant Treasury Regulation Section 1.41 5-(6)(b)(6)(i) shall be applied to reduce future Employing Company contributions (including allocation of any forfeitures) and Pre-tax Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

(iv)           If Employing Company contributions are reduced for a Limitation Year pursuant to steps (ii) or (iii), Matching Contributions shall be reduced before Pre-tax Contributions, but Flat Contributions shall be reduced after Pre-tax Contributions.

(f)           No Allocation of Investment Gains and Losses.  The Company Suspense Account shall not participate in the allocation of the Trust’s investment gains and losses for any Plan Year; provided, however, that dividends paid on Company Stock held in the Company Suspense Account shall be credited to the Company Suspense Account. Notwithstanding the foregoing, effective October 1, 1999, the suspense account maintained pursuant to Treasury Regulation Section 1.415-(6)(b)(6)(i) shall not participate in the allocation of the Trust’s investment gains and loses for any Plan Year.

3.05           Multiple Use Test.

 3.05.1  Plan Years Beginning On or Before January 1, 1999.  If this Plan:  (a) does not satisfy the test set forth in Sections 3.02.2(e) and 302.2(f); (b) does not satisfy the test set forth in Sections 3.03.1(c) and 303.1(d); and (c) the sum of the Average Actual Pre-tax Contribution Percentage for Participants who are Highly Compensated Employees and the Average Actual 401(m) Contribution Percentage for Participants who are Highly Compensated Employees exceeds Aggregate Limit, as defined below, then the Actual 401(m) Contribution Percentage of those Highly Compensated Employees will be reduced in the manner described in Section 3.03.1(d) of the Plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Actual 401(m) Contribution Percentage is reduced shall be treated as an Excess Aggregate 401(m) Contribution. The Average Actual Pre-Tax Contribution Percentage and Average Actual 401(m) Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the requirements of Sections 3.02 and 3.03, respectively, and are deemed to be the maximum permitted under such Sections for the Plan Year. Multiple use of the Aggregate Limit as described in this paragraph does not occur if either the Average Actual Pre-Tax Contribution Percentage or the Average Actual 401(m) Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Pre-Tax Contribution Percentage and Average Actual 401(m) Contribution Percentage, respectively, of the Nonhighly Compensated Employees. The “Aggregate Limit” shall mean the sum of (i) 125 percent of the greater of the Actual Pre-Tax Contribution Percentage of the Nonhighly Compensated Employees for the current Plan Year or the Average Actual 401(m) Contribution Percentage of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the current Plan Year; and (ii) the lesser of 200 percent or 2 plus the lesser of such Average Actual Pre-Tax Contribution Percentage or Average Actual 401(m) Contribution Percentage. “Lesser” is substituted for “greater” in (i) in the immediately preceding sentence, and “greater” is substituted for “lesser” after “2 plus the” in (ii) in the immediately preceding sentence if it would result in a larger Aggregate Limit.

3.05.2  Plan Years Beginning On or After January 1, 2000.  If this Plan:  (a) does not satisfy the test set forth in Sections 3.02.2(e) and 302.2(f); (b) does not satisfy the test set forth in Sections 3.03.1(c) and 3.03.1(d) and (c) the sum of the Average Actual Pre-tax Contribution Percentage for Participants who are Highly Compensated Employees and the Average Actual 401(m) Contribution Percentage for Participants who are Highly Compensated Employees exceeds Aggregate Limit, as defined below, then the Actual 401(m) Contribution Percentage of those Highly Compensated Employees will be reduced in the manner described in Section 3.03.1(d) of the Plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Actual 401(m) Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The Average Actual Pre-Tax Contribution Percentage and Average Actual 401(m) Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the requirements of Sections 3.02 and 3.03, respectively, and are deemed to be the maximum permitted under such Sections for the Plan Year. Multiple use of the Aggregate Limit as described in this paragraph does not occur if either the Average Actual Pre-Tax Contribution Percentage or the Average Actual 401(m) Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Pre-Tax Contribution Percentage and Average Actual 401(m) Contribution Percentage, respectively, of the Nonhighly Compensated Employees. The “Aggregate Limit” shall mean the sum of (i) 125 percent of the greater of the Average Actual Pre-Tax Contribution Percentage of the Nonhighly Compensated Employees for the prior Plan Year or the Average Actual 401(m) Contribution Percentage of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year; and (ii) the lesser of 200 percent or 2 plus the lesser of such Average Actual Pre-Tax Contribution Percentage or Average Actual 401(m) Contribution Percentage. “Lesser” is substituted for “greater” in (i) in the immediately preceding sentence, and “greater” is substituted for “lesser” after “2 plus the” in (ii) in the immediately preceding sentence if it would result in a larger Aggregate Limit.

ARTICLE IV.
BENEFITS

4.01           Retirement Benefits.

 4.01.1  Right to a Benefit.  Upon reaching his or her Normal Retirement Date, a Participant shall be entitled to receive a non-forfeitable retirement benefit equal to his or her Accrued Benefit as determined in accordance with Article VI, payable in the form provided in Article VII, and commencing on his or her Benefit Commencement Date as determined in Article VIII.

4.02           Postponed Retirement.  If a Participant remains in an Employing Company’s Service after his or her Normal Retirement Date, the payment of his or her retirement benefit shall be deferred until his or her Postponed Retirement Date (but subject to the provisions of Article VIII) and until then the Participant shall continue to participate and have all the rights under the Plan that he or she would have if he or she had not reached his or her Normal Retirement Date. On the Participant’s Postponed Retirement Date, he or she shall be entitled to benefits equal to his or her Accrued Benefit as determined in accordance with Article VI, payable in the form provided in Article VII, and commencing on his or her Benefit Commencement Date as determined in Article VIII.

4.03           Disability Benefits.  If a Participant becomes Disabled, and his or her Service with the Employing Companies is terminated prior to his or her retirement, death or other termination of employment, then he or she shall be entitled to receive his or her Accrued Benefit as determined in accordance with Article VI, payable in the form provided in Article VII, and commencing on his or her Benefit-Commencement Date as determined in Article VIII.

4.04           Death Benefits.

4.04.1  Right to a Death Benefit.  If a Participant dies prior to his or her retirement, or other termination of service with the Employing Companies, then his or her designated Beneficiary shall be entitled to receive his or her Accrued Benefit, as determined in accordance with Article VI, payable in the form provided in Article VII, and commencing on the Benefit Commencement Date as determined in Article VIII.

4.04.2  Limitation on Rights of a Married Participant’s Beneficiary.  The right of a Participant’s designated Beneficiary to receive death benefits pursuant to this Section 4.03 shall be subject to any rights of the Participant’s surviving Spouse if the requirements of Section 7.03 have not been met with respect to such designated Beneficiary.

4.04.3  No Beneficiary.  If no Beneficiary has been designated, or the designated Beneficiary and any Contingent Beneficiaries shall not survive the Participant, distribution shall be made to the Participant’s surviving Spouse or, if there is none, to his or her estate.

4.05           Termination Benefits.  If a Participant terminates his or her Service with the Employing Companies for any reason other than retirement, Disability or death, then he or she shall be entitled to a termination benefit equal to his or her Vested Benefit, as determined in accordance with Articles V and VI, payable in the form provided in Article VII, and commencing on his or her Benefit Commencement Date as determined in Article VIII.

ARTICLE V.
VESTING

5.01           Vesting Percentage.  The Vesting Percentage of a Participant who is in the Service of an Employing Company in his or her Matching Contribution Account and his or her Flat Contribution Account upon (a) the later of (i) his or her 65th birthday and (ii) the fifth anniversary of his or her initial Entry Date, (b) Disability, or (c) death, shall be 100%. If a Participant’s Service is terminated prior to the earliest of the time determined under the preceding sentence, his or her Vesting Percentage shall be determined as follows:

Years of Vesting Services	Vesting Percentage	Forfeited Percentage
Less than 1 Year	0	100
1 Year but less than 2	20	80
2 Years but less than 3	40	60
3 Years but less than 4	60	40
4 Years but less than 5	80	20
5 Years or More	100	0

5.02         Forfeiture.

5.02.1  In General.  The forfeited percentage (determined from the table in Section 5.01) of a former Participant’s Employer Contribution Accounts shall be held until the earlier of (a) payment to the Participant of his or her Vested Benefit or (b) after the end of a calendar quarter following a termination of Service and then it shall be forfeited and dealt with as provided in Article III. Except if a forfeiture must be restored pursuant to Section 5.05, a forfeiture under the provisions of this Section 5.02 shall be permanent.

5.02.2  Amounts Not Forfeited.  Any balances remaining in a former Participant’s Employer Contribution Accounts after a forfeiture pursuant to Section 5.02.1 shall be non-forfeitable and the former Participant’s Vested Benefit shall include such non-forfeitable balances.

5.02.3  Accounting After Reemployment.  If a former Participant is reemployed by an Employing Company, any non-forfeitable balances held in the Trust pursuant to Section 5.02.2 shall be held as sub-accounts in the Participant’s Employer Contribution Accounts until the Participant’s Vesting Percentage equals 100%, at which time such sub- accounts shall be combined with the Participant’s regular Employer Contribution Accounts.

5.03           Reemployment After Termination of Service.  If a former Participant is reemployed by an Employing Company and:

(a)           no portion of the Participant’s Vested Benefit has been paid to such Participant in accordance with Section 7.01, the balance in his or her Employer Contribution Accounts shall be determined in accordance with Section 5.02 and his or her Vesting Percentage shall be based upon the number of his or her Years of Vesting Service after applying Section 5.06;

(b)           any portion of the Participant’s Vested Benefit has been paid to such Participant in accordance with Section 7.01 and such Participant has repaid such portion in accordance with Section 5.04, the balance in his or her Employer Contribution Accounts shall be determined in accordance with Section 5.02 and 5.05, and his or her Vesting Percentage shall be based upon the number of his or her Years of Vesting Service after applying Section 5.06; or

(c)           any portion of the Participant’s Vested Benefit has been paid to such Participant in accordance with Section 7.01 and such Participant has not repaid such portion in accordance with Section 5.04, the balance in his or her Employer Contribution Accounts shall be determined in accordance with Section 5.02, and his or her Vesting Percentage shall be based upon the number of his or her Years of Vesting Service after applying Section 5.06.

5.04           Repayment of Vested Benefits.  If at or after a Participant’s prior separation from Service, he or she received all or any portion of his or her Vested Benefit, he or she may, if he or she returns to Service, repay the full amount received before the earlier of (a) five (5) years from his or her Reemployment Commencement Date or (b) his or her number of consecutive One Year Breaks in Service equals five (5).

5.05           Restoration of Forfeitures.

5.05.1  In General.  A former Participant who has forfeited a portion of his or her Employer Contribution Accounts pursuant to Section 5.02 shall have the forfeited amount restored (without interest or other adjustment for Trust income, gains or losses during the period of forfeiture) to his or her Employer Contribution Accounts if he or she meets all of the following requirements:

(a)           the former Participant is reemployed by an Employing Company before incurring five (5) consecutive One-Year Breaks in Service;

(b)           the former Participant received a distribution of any portion of his or her Vested Benefit; and

(c)           the former Participant repays in accordance with the provisions of Section 5.04 such portion of his or her Vested Benefit that he or she received. No forfeiture shall be restored to any Participant who does not meet all of the foregoing requirements.

5.05.2  Accounting for Restored Forfeitures.  Any forfeiture restored pursuant to Section 5.05.1 shall be credited to sub-accounts in the Participant’s Employer Contribution Accounts, and the Participant’s Vested Benefit attributable to such sub-accounts at any relevant time shall equal an amount (X) determined by the following formula:

X           =P(AB+(R x D)) - (R x D)

For purposes of applying this Formula:

P is the Participant’s Vesting Percentage determined pursuant to Section 5.01 at the relevant time.

D is the amount of the Participant’s Vested Benefit originally distributed to the Participant.

R is the ratio of (a) the balance of the Participant’s Employer Contribution Accounts at the relevant time to (b) the balance of his or her Employer Contribution Accounts after the original distribution of his or her Vested Benefits.

AB is the balance of the Participant’s Employer Contribution Accounts at the relevant time.

The relevant time is the time at which, under the Plan, the Participant’s Vesting Percentage in his or her Employer Contribution Accounts cannot increase.

5.05.3  Source of Restored Forfeitures.  Any forfeitures restored pursuant to Section 5.05.1 shall be restored from amounts forfeited pursuant to Section 5.02 during the Plan Year in which the restoration is to be made. Notwithstanding any provisions of the Plan to the contrary, if the aggregate amount to be so restored to the Employer Contribution Accounts of Participants exceeds the amount of such forfeitures, the Employing Companies shall make a contribution to the Plan in the amount of such excess. Any such contribution shall not be allocated under Article III.

5.06           Years of Vesting Service and Break-in-Service Rules.  All Years of Vesting Service shall be taken into account for the purpose of determining a Participant’s Vesting Percentage except as follows. Notwithstanding Section 5.03:

(a)           Years of Vesting Service credited to an Employee before a One-Year Break in Service shall be disregarded until and unless he or she has a Reemployment Commencement Date and he or she has completed one Year of Vesting Service after the One- Year Break in Service measured from his or her Reemployment Commencement Date.

(b)           As of the Restatement Date, if a Participant has no Vested Benefit, Years of Vesting Service before a period of consecutive One Year Breaks in Service shall be disregarded if the number of consecutive One-Year Breaks in Service equals or exceeds five (5).

(c)           Years of Vesting Service credited to an Employee after five (5) consecutive One-Year Breaks in Service shall be disregarded in determining his or her Vesting Percentage in the balance of his or her Employer Contribution Accounts that was credited prior to the Service Break.

ARTICLE VI.
CALCULATION OF BENEFITS AND ACCOUNTS

6.01           Calculation of Benefits.  For purposes of calculating the amount of benefits payable under the Plan, the Vested Benefit and Accrued Benefit of a Participant, former Participant or Beneficiary shall be determined as of the latest Valuation Date coinciding with or next prior to payment of the benefit.

6.02           Calculation of Accounts.

(a)           Any contribution or income, gain, loss, expense or other credit or charge shall be credited to or charged against the Participant’s accounts on the earliest Valuation Date coinciding with or next following the realization or incurrence of the item. Any benefit payment shall be charged against the Participant’s accounts as of the day after the Valuation Date utilized under Section 6.01 to determine the amount of the benefit payment.

(b)           If, as allowable under the Plan and the Trust Agreement, the Plan Administrator authorizes the establishment of optional Investment Funds under the Trust, each such Investment Fund shall be accounted for separately and, as to each Participant participating in each such separate Investment Fund, only his or her proportionate share of gains, income, losses, expenses, or other credits or charges attributable to such separate Investment Fund shall be allocated to him or her thereunder.

6.03           Valuation of Company Stock.  For purposes of calculating the value of Company Stock, the closing price for such Company Stock as reported on the principal national securities exchange on which shares of Company Stock are traded on the applicable Valuation Date shall be used.

ARTICLE VII.
PAYMENT OF VESTED BENEFITS

7.01           Form of Benefits.

7.01.1  Retirement. Disability or Termination Benefits.  Benefits payable on account of a Participant’s retirement, Disability or termination of Service prior to attaining retirement age shall be payable in either of the following forms, as selected by the Participant:

(a)           in a lump sum; or

(b)           except as provided in Section 8.07, in two (2) or more annual installments payable for a period of years not to exceed the lesser of ten (10) years or the life expectancy of the Participant or the joint life expectancies of the Participant and his or her Beneficiary; provided that: (1) at least 51% of the Participant’s Vested Benefit (as determined when payment commences) shall be payable during the Participant’s life expectancy (as determined when payment commences) and (ii) the amount distributed each year shall at least equal the quotient obtained by dividing the Participant’s Vested Benefit by the applicable life expectancy or joint life expectancy. (For purposes of this Subsection (b), payments shall be calculated by use of the return multiples specified in Section 1.072-9 of the Treasury Regulations.)

Notwithstanding the foregoing, effective April 1, 2001, benefits payable on account of a Participant’s retirement, Disability or termination of Service prior to attaining retirement age shall be payable in a lump sum.

7.01.2     Death Benefits.  Benefits payable on account of a Participant’s death shall be payable in either of the following forms, as selected by the Participant’s Beneficiary:

(c)           in a lump sum; or

(d)           except as provided in Section 8.08, in annual installments payable for a period of years not to exceed five (5); provided, however, that: (1) if distribution has commenced pursuant to Section 7.01.1(b) and the Participant dies before receiving his or her entire interest, distribution shall continue to the Beneficiary in accordance with Section 7.01.1(b) unless the Beneficiary elects to accelerate payment of the benefit, or (ii) if distribution has not commenced pursuant to Section 7.01.1(b), any portion payable to or for the benefit of the Participant’s Beneficiary may (at the election of such Beneficiary) be paid over a period of years not to exceed the life expectancy of the Beneficiary (in accordance with applicable regulations pursuant to Code Section 401(a)(9)), with payments starting within one year of the Participant’s death if such Beneficiary (including a Contingent Beneficiary) is not the Participant’s Spouse, and (it later) at any time until the Participant would have attained age 70 ½ if such Beneficiary is the Participant’s Spouse. For purposes of this Subsection (b), payments shall be calculated by use of the return multiples specified in Section 1.072-9 of the Treasury Regulations. Furthermore, any amount paid to the Participant’s child shall be treated as if it had been paid to the Participant’s surviving Spouse if the amount becomes payable to the Spouse when the child reaches the age of majority.

Notwithstanding the foregoing, effective April 1, 2001, benefits payable on account of a Participant’s death shall be payable in a lump sum.

7.02           Notice and Election of Benefit Form.  The Plan Administrator shall give notice to a Participant or Beneficiary concerning the alternative methods by which benefits are payable. After receiving such notice and being given a reasonable time to elect, a Participant or Beneficiary shall elect a form of benefit on a form provided by the Plan Administrator.

Notwithstanding the foregoing, effective October 1, 1999, a Participant or Beneficiary shall elect a form of benefit on a form provided by the Plan Administrator or via appropriate electronic medium.

7.03           Annuity Benefit Not Required.

(a)           In General.  This Plan is a profit sharing plan which meets the following two conditions: (i) Participants may not elect benefit payments in the form a life annuity, and (ii) upon the death of a Participant who was married to his or her surviving Spouse throughout the one-year period ending on the date of the Participant’s death, the Participant’s Vested Benefit shall be paid to the Participant’s surviving Spouse unless the requirements of Subsection (b) are met for payment to an alternate designated Beneficiary.

(b)           Conditions on Payment of Death Benefits to a Designated Beneficiary.  Upon the death of a Participant prior to payment of his or her Plan benefits on account of retirement, Disability or termination, his or her Vested Benefit shall be paid to his or her designated Beneficiary if all of the requirements specified in paragraph (i) are met, or if any of the conditions of paragraph (ii) exist or the condition of paragraph (iii) exists:
(i)           the Participant’s surviving Spouse has consented in writing to an alternate designated Beneficiary (to receive in whole or in part, any death benefit payable under the Plan) and such consent (I) acknowledges the effect of such designation; (II) is witnessed by the Plan Administrator or its designate or a notary public; and (III) is the most recent designation submitted to the Plan Administrator by or for the Participant on or before the date of his or her death;

(ii)           the spousal consent referred to in paragraph (i) cannot be obtained because it is established to the satisfaction of the Plan Administrator that: (I) the Participant has no surviving Spouse; (II) the Participant’s surviving Spouse cannot be located; or (III) other circumstances, as may be provided for in Regulations under the Code, exist that prevent the Participant from obtaining the consent referred to in paragraph (i); or

(iii)           the consent referred to in paragraph (i) is not required because the Participant was not married to his or her Spouse throughout the one period ending on the date of the Participant’s death.

7.04          Withdrawals During Employment.  Upon the application by any Participant, the Plan Administrator shall direct the Trustees to make distributions to the Participant pursuant to Sections 7.04.1. 7.04.2 or 7.04.3, subject to the provisions of such Sections and of Section 7.04.4, while the Participant remains in the Service of an Employing Company.

7.04.1  Withdrawals After Attaining Age 59.  Once a Participant attains age 59 1/2, he or she may withdraw all or any portion of the vested balance in his or her account or accounts; provided that no withdrawal pursuant to this Section 7.04.1 shall be less than the smaller of (a) $100, or (b) the vested balance in his or her account or accounts.

7.04.2  Withdrawals Prior to Age 59 1/2. Prior to attaining age 59 1/2, a Participant may request a withdrawal from his or her Pre-tax Contribution Account subject to the conditions of this Section 7.04.2 and may also make a withdrawal under Section 7.04.3. Any withdrawal from a Participant’s Pre-tax Contribution Account under this Section 7.04.2 shall be subject to the following conditions:

(a)           Restrictions on Amount.  Each request for a withdrawal under this Section 7.04.2:

(i)           shall be for at least the smaller of (I) $100 or (II) the balance in the Participant’s Pre-tax Contribution Account; and

(ii)           shall be for no more than the Participant’s cumulative Pre- tax Contributions, reduced by amounts previously withdrawn under this Section 7.04.2.

(b)           Required Purposes.  Withdrawals under this Section 7.04.2 shall be permitted only (i) for the purpose of enabling the Participant to meet immediate and heavy financial needs (including medical expenses of the Participant, the Participant’s spouse or dependents, the cost of purchasing the Participant’s primary residence, or the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse or dependents or the cost to prevent the eviction of the Participant from his or her primary residence or foreclosure on the mortgage of his or her primary residence) and (ii) to the extent permitted in Treasury Regulations, withdrawals for the types of needs given as examples in clause (i) shall be deemed to satisfy the requirements of clause (i).

(c)           Necessary to Satisfy Financial Need.  Withdrawal shall only be permitted if each of the following is satisfied:

(i)           the withdrawal is not in excess of the amount of the Participant’s immediate and heavy financial needs,

(ii)           the Participant has already obtained all amounts (including loans) to which he or she is entitled under this Plan and any other Plan maintained by an Employing Company,

(iii)           the Participant shall be suspended from making Pre-Tax Contributions hereunder until the first pay period following 12 months after the date of his or her receipt of his or her distribution hereunder, and

(iv)           the Participant’s Pre-Tax Contributions for the Plan Year following the Plan Year during which withdrawal is made hereunder, shall be limited to the amount of Pre-Tax Contributions allowed in such following Plan Year under Code Section 402(g) less the amount of his or her Pre-Tax Contributions made during the Plan Year in which withdrawal hereunder is made.

7.04.3  Withdrawals from Rollover and Voluntary Nondeductible Contribution Accounts.  Any Participant may withdraw all or a portion of his or her Rollover Contribution Account and his or her Voluntary Non-deductible Contribution Account; provided that each such withdrawal shall at least equal the lesser of (i) $100 and (ii) the Participant’s entire balance in the account or accounts from which the withdrawal is made.

7.04.4  General Provisions Applicable to Withdrawals.

(d)           Frequency.  With respect to his or her Pre-tax Contributions, only one withdrawal may be made under this Section 7.04 during each Plan Year; with respect to his or her Voluntary Non-deductible Contributions, two (2) withdrawals per Plan Year may be made; provided that a Participant may request to withdraw amounts simultaneously under Sections 7.04.1 and 7.04.3 or under Sections 7.04.2 and 7.04.3.

(e)           Accounting for Withdrawals.  Any withdrawal under this Section 7.04 shall not terminate a Participant’s participation in the Plan. Withdrawals pursuant to Section 7.04.1 shall reduce and be subtracted from the Participant’s Employee Contribution Accounts, Employer Contribution Accounts and Pre-tax Contribution Account, as designated by the Participant. Withdrawals pursuant to Section 7.04.2 shall reduce and be subtracted from the Participant’s Pre-tax Contribution Account. Withdrawals pursuant to Section 7.04.3 shall reduce and be subtracted from the Participant’s Rollover Contribution Account and/or his or her Voluntary Non-deductible Contribution Account, as designated by the Participant.

(f)           Rules and Regulations.  Any withdrawal request under this Section 7.04 shall be made by written notice given to the Plan Administrator at least thirty (30) days prior to the date of the withdrawal; provided that the Plan Administrator may permit a withdrawal on shorter notice if administratively feasible. The Plan Administrator shall determine from time to time such non-discriminatory conditions on and rules governing withdrawals under this Section 7.04 as it deems appropriate. Notwithstanding the foregoing, effective October 1, 1999, such notice may be provided to the Plan Administrator via appropriate electronic medium.

7.05           Effect of Reemployment.  In the case of a Participant who returns to Service after his or her Benefit Commencement Date but before his or her Normal Retirement Date, payment of benefits to him or her shall thereupon cease, and the form of any benefits payable to him or her thereafter shall be determined in accordance with the provisions of this Article VII but disregarding any previous benefit elections made by him.

7.06           Claims Procedure.

(a)           In order to receive any benefits under the Plan, a Participant or his or her Beneficiary (the “Applicant”) shall first file a notice with the Plan Administrator submitting his or her claim. If a claim for benefits submitted by the Applicant is denied, the Plan Administrator shall furnish to the Applicant, within ninety (90) days after receipt of such claim (or within one hundred and eighty (180) days after such receipt if extenuating or special circumstances require an extension of time) a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures of this Section 7.06.

(b)           Upon the written request of the Applicant submitted within sixty (60) days after his or her receipt of such written notice, the Plan Administrator shall afford the Applicant a full and fair review of the decision denying the claim, and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Plan Administrator issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Plan Administrator as a part of the review procedure.

(c)           Within sixty (60) days after its receipt of a request for review (or within one hundred and twenty (120) days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Plan Administrator shall notify the applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

7.07           Distributions in Cash and Stock.  (a) Except as otherwise provided in Section 7.07(b), if a Participant or Beneficiary so elects, all distributions to be made pursuant to this Article VII from the Company Stock Fund shall be in whole shares of Company Stock, provided that the Participant has at least 50 whole shares, or such other amount as determined by the Plan Administrator, of Company Stock credited to his or her accounts. Any balance comprised of less than 50 whole shares, or such other amount as determined by the Plan Administrator in a non-discriminatory manner, and fractional shares shall be paid in cash. To receive Company Stock, a Participant or Beneficiary must provide written notice to the Plan Administrator prior to the effective date of such distribution. A Participant shall receive a cash distribution in lieu of Company Stock, if he or she (i) fails to elect to receive whole shares in certificate form, (ii) has a distribution which does not exceed $3,500 in Plan Years beginning prior to January 1, 1999 or does not exceed $5,000 in Plan Years beginning on or after January 1, 1999, or (iii) has less than 50 whole shares, or such other amount as determined by the Plan Administrator in a non-discriminatory manner. Notwithstanding the foregoing, effective October 1, 1999, such notice may be provided to the Plan Administrator via appropriate electronic medium.

(b)           If the Participant’s Vested Benefit is $3,500 or less in Plan Years beginning prior to January 1 ,l999, or $5,000 or less in Plan Years beginning on or after January 1, 1999, and distribution is made pursuant to Section 8.08, the Participant or his or her Beneficiary shall receive his or her distribution solely in cash and he or she shall have no ability to elect to have a portion of such distribution made in Common Shares.

7.08           Directed Rollovers.  For any distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

ARTICLE VIII.
BENEFIT COMMENCEMENT DATE

8.01           General Rule.  Subject to Sections 8.06 and 8.07, the Benefit Commencement Date of a Participant who retires upon his or her Normal Retirement Date or Postponed Retirement Date shall be the Valuation Date coinciding with or next following such date of retirement. Subject to Sections 8.05 through 8.07 and unless a Participant elects otherwise in accordance with the provisions of Section 8.02, the Benefit Commencement Date of a Participant whose Service is terminated other than by reason of retirement, shall be the Valuation Date coinciding with or next following his or her Normal Retirement Date.

8.02           Optional Termination Benefit Commencement Date.  If a Participant’s Service is terminated for any reason other than retirement or death, such Participant may elect to have his or her Benefit Commencement Date be, in lieu of the applicable date provided in Section 8.01, any Valuation Date following termination of his or her Service and before his or her Normal Retirement Date. Such an election shall be made by notice to the Plan Administrator at least thirty (30) days prior to the Benefit Commencement Date designated thereon. A distribution may commence less than thirty (30) days after the notice in the preceding sentence is given provided the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

8.03           Retirement After Reemployment.  If benefits payable to a Participant are suspended in accordance with the provisions of Section 7.05, such Participant’s new Benefit Commencement Date shall be determined in accordance with the provisions of this Article VIII as if he or she had not previously had a Benefit Commencement Date prior to such suspension of payment of benefits.

8.04           Death Benefit Commencement Date.  If benefits first become payable to the Spouse or other Beneficiary of a Participant following such Participant’s death, the payment of such benefits shall commence immediately subject to Code Section 401(a)(9); provided, however benefits shall commence no later than as provided in accordance with the provisions of Article VII.

8.05           Limited Administrative Delays.  Unless a Participant elects otherwise, payment of his or her benefits shall commence not later than sixty (60) days after the close of the Plan Year in which the later of the following occurs: (a) the Participant attains age sixty-five (65), or (b) the date on which the Participant actually retires or his or her Service is terminated.

8.06           Latest Benefit Commencement Date.  Notwithstanding the provisions of Sections 8.01 and 8.03, distributions to a Participant shall commence in installments no later than the first day of April following the calendar year in which such Participant attains age 70 ½. Notwithstanding the foregoing, effective January 1, 1999, the distributions to Participants (other than five-percent (5%) owners) who attain age 70½ on or after January 1, 1999 shall commence in installments no later then the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires. The following additional provisions shall apply to years prior to January 1, 1999:

(i)
any Participant attaining age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which he or she attained age 70½, (or by December 31, 1997 in the case of a Participant who attained age 70½ in 1996) to defer distributions until the calendar year following the calendar year in which he or she retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which he or she attained age 70½ (or by December 31, 1997 in the case of a participant attaining age 70½ in 1996); and

(ii)
any Participant who attained age 70½ in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which he or she retires. There shall be a new annuity starting date upon recommencement of distributions.

In no event shall the installment payments be permitted over a period which would normally extend beyond the life of the Participant and his or her Beneficiary (or over a period extending beyond the life expectancy of the Participant or the life expectancies of the Participant and his or her Beneficiary). A Participant may irrevocably elect (other than in the case of a life annuity) to have or not have the life expectancy of either he or she, or , if applicable, his or her spousal Beneficiary, or both, recalculated annually; provided, however, if a timely election is not made before distributions are required to commence, such recalculations shall be made. Life expectancy and joint and last survivor life expectancy shall be computed using Tables V and VI of Section 1.72-9 of the Treasury regulations.

With respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

8.07           Payment Date When Benefit is $3,500 or Less or $5,000 or Less.  If the Participant’s Vested Benefit is $3,500 or less in Plan Years beginning prior to January 1, 1999 or is $5,000 or less in Plan Years beginning on or after January 1, 1999, the Plan Administrator shall immediately distribute such benefit in a lump sum without the Participant’s consent. However, a Participant’s Vested Benefit may not be paid without his or her written consent if the Participant’s Vested Benefit exceeds $3,500 in Plan Years beginning prior to January 1, 1999 or exceeds $5,000 in Plan Years beginning on or after January 1, 1999. Subject to Section 8.02, written consent to the distribution may not be made until the Participant is notified (no less than 30 days and no more than 90 days prior to the date the distribution is to commence) of his or her right to defer such distribution until his or her Normal Retirement Date.

ARTICLE IX.
TOP-HEAVY PROVISIONS

9.01           Application of Top—Heavy Provisions.  The following provisions shall become effective in any Plan Year in which the Plan is determined to be a Top-Heavy Plan, as defined in Section 9.02, and shall supersede any conflicting provisions in the Plan.

9.02           Determination of Top-Heavy Plan Status: Top-Heavy Plan Definitions.  The following words and phrases shall have the meanings specified:

(a)           Key Employee.  The phrase “Key Employee” shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

(i)           an officer of an Employing Company if (I) such individual’s annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(l)(A);

(ii)           an owner (or considered an owner under Code Section 318) of one of the ten (10) largest interests in an Employing Company if such individual’s compensation exceeds 100% of the dollar limitation under Code Section 4l5(c)(1)(A);

(iii)           a 5% owner of an Employing Company; or

(iv)           a 1% owner of an Employing Company if such individual’s compensation exceeds $150,000.

The determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. The determination as to who is a Key Employee shall be made in accordance with Code Section 4160)0) and the regulations thereunder.

(b)           Top-Heavy Plan.  For any Plan Year the Plan shall be considered a “Top Heavy Plan” if any of the following conditions exist:

(i)           If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii)           If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

(iii)           If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(c)           Top Heavy Ratio.

(i)           If an Employing Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Employing Company maintains or has maintained one or more defined benefit plans which, during the five- year period ending on the Determination Date(s), has or has had any accrued benefits, the Top- Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction:

(I)           the numerator of which is the sum of (A) the account balances under the aggregated defined contribution plan or plans for all Key Employees and (B) the Present Value of the accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determinate Date(s), and

(II)           the denominator of which is the sum of (A) the account balances under the aggregated defined contribution plan or plans for all Participants and (B) the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s).

All Top-Heavy Ratio determinations shall be made in accordance with Code Section 416 and the regulations thereunder. The account balances under a defined contribution plan and the accrued benefits under a defined benefit plan in both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the Determination Date.

(ii)           For purposes of paragraph (i), the value of account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or on the ending of the twelve-month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (I) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not received any compensation from any employer maintaining the plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Code Section 416 and the Regulations thereunder. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

(d)           Permissive Aggregation Group.  The “Permissive Aggregation Group” shall be the Required Aggregation Group of plans plus any other plan or plans of an Employing Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)           Required Aggregation Group.  The “Required Aggregation Group” shall be (i) each qualified plan of an Employing Company in which at least one Key Employee participates and (ii) any other qualified plan of an Employing Company which enables a plan described in clause (i) to meet the requirements of Code Sections 401(a)(4) or 410.

(f)           Determination Date.  The “Determination Date” shall be (i) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or (ii) for the first Plan Year of the Plan, the last day of that Year.

(g)           Present Value.  For purposes of establishing “Present Value” to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on (i) annual interest of 5½% (or such other interest rate required by applicable law) and (ii) the 1971 Group Annuity Mortality Table.

(h)           Valuation Date.  For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be the last day of each Plan Year.

9.03           Top-Heavy Plan Requirements.  If the Plan is a Top-Heavy Plan for any Plan Year or, as part of a Required or Permissive Aggregation Group, the Plan is deemed to be a Top-Heavy Plan for any Plan Year, the following requirements shall be met, notwithstanding any other provisions of the Plan.

(a)           Minimum Vesting Schedule.  For any Plan Year in which this Section applies, the non-forfeitable percentage of each Employee in his or her Accrued Benefit shall equal 100% after three (3) Years of Vesting Service. The Minimum Vesting Schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions and Pre-tax Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in Vested Benefits may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year. This provision does not apply, however, to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become a Top Heavy Plan and forfeitures of such Accrued Benefits shall be determined without regard to this provision.

(b)           Minimum Contribution.  For any Plan Year in which this Section applies, except as is otherwise required to satisfy Section 9.04, the following contribution provisions shall apply to the Plan:

(i)           Basic Minimum.  Each Employing Company shall, on behalf of each Participant it employs who is a Non-Key Employee for such Top-Heavy Plan Year, contribute to the Trust the greater of (I) the Employing Company contributions determined under Section 3.01 for such Participant for such Plan Year or (II) the lesser of (A) 3% of the Non-Key Employee’s Compensation for the Plan Year or (B) the largest percentage of the Employing Company contributions, Pre-tax Contributions and Forfeitures, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for that year.

(ii)           Restriction on Right to a Minimum Contribution.  Except as necessary to meet the Top-Heavy minimum benefit accrual requirements of any defined benefit plan or plans in the Required or Permissive Aggregation Group for any Non-Key Employee, no contribution shall be made pursuant to paragraph (i) on behalf of a Non-Key Employee who was not employed by an Employing Company on the last day of the Plan Year.

(iii)           Minimum Contribution Made in Lieu of Regular Contribution.  No Participant shall receive Employing Company contributions under both Section 3.01 and this Section 9.03 for any Plan Year.

(iv)           Increased Section 415 Limitation Minimum.  If, during any Limitation Year, the Participant is a participant in both this Plan and the Pension Plan, for purposes of Article III “1.0%” shall be substituted for “1.25%” each place it appears in Section 3.04. This Section shall not apply if (I) the Plan would satisfy Section 9.03(b) if the guaranteed minimum contribution was one percent (1%) greater than the guaranteed minimum contribution; and (II) the top heavy ratio does not exceed ninety percent (90%). This Section shall not be in effect for Limitation Years beginning after December 31, 1999.

(c)           Compensation Limitation.  For any Plan Year in which this Section applies, the Compensation limitation described in Code Section 416(d) shall apply.

9.04           Minimum Accrued Benefits.  Notwithstanding the provisions of Section 9.03(b), for any Plan Year during which the Plan is deemed to be a Top-Heavy Plan as a member of a Required or Permissive Aggregation Group, the contribution rate of 3% in paragraph (i) of Section 9.03(b) shall be increased to 5%, and the contribution rate of 4% in paragraph (iv) of Section 9.03(b) shall be increased to 7.5%, respectively, unless the sum of the Accrued Benefits under the Pension Plan, and under this Plan, derived from Employing Company contributions, of each Participant who is a Non-Key Employee is at least the lesser of: (a) 2% of such Participant’s average annual Compensation during the testing period multiplied by the number of such Participant’s Years of Participation with an Employing Company, excluding any Year of Participation during which the Pension Plan was not Top-Heavy, or (b) 20% of such Participant’s average annual Compensation during the testing period.

ARTICLE X.
ADMINISTRATION

10.01        Appointment of Administrator.  The Plan shall be administered by the Plan Administrator whose membership shall consist of at least three (3) persons who shall be appointed by and shall serve at the pleasure of the Board. The Board may remove any member of the Committee at any time with or without cause, and any member of the Committee may resign at any time by giving written notice thereof to the Board. Each member of the Committee shall serve until such time as he or she resigns, dies, or is removed by action of the Board. Vacancies in the Committee shall be filled by the Board. The members of the Committee shall serve without compensation. The Company may pay all usual and reasonable expenses of the Committee in whole or in part, and any expenses not paid by the Company shall be paid by the Trustees out of the principal or income of the Trust Fund.

10.02        Expenses of Plan Administrator.  Any expenses incurred by the Plan Administrator in administering the Plan shall be considered a cost of the Plan and shall be paid in accordance with the applicable provisions of Article XI.

10.03        Duties of the Plan Administrator.  In addition to its duties set forth elsewhere in the Plan, the Plan Administrator shall have the following rights, powers, and duties, any of which it may delegate to any member or members of the Plan Administrator:

(a)           to design forms and to prepare and enforce such rules, regulations, and procedures, as shall be necessary for the efficient administration of the Plan;

(b)           to determine when Employees become eligible to participate in the Plan, to process their applications for participation;

(c)           to keep records containing all relevant data pertaining to the Plan, provided, however, that any information supplied by a Participant shall be presumed to be correct and the Plan Administrator shall incur no liability if it acts upon any such information which is not correct;

(d)           to make all governmental filings required of the Plan; and

(e)           the authority and sole discretion to interpret the provisions of the Plan and to determine eligibility for benefits thereunder in all instances, including but not limited to the benefits, rights or privileges of Participants and Beneficiaries under the Plan, and to exercise such authority or discretion uniformly in such manner as to ensure that all Participants and Beneficiaries similarly situated shall be similarly treated.

10.04        Individual Committee Member’s Rights.  Each member of the Plan Administrator shall have the right to vote on or decide any matter relating to himself and to vote on or decide any matter relating to his or her rights or benefits under the Plan.

ARTICLE XI.
EXPENSES OF THE PLAN

All expenses incurred in administering the Plan, including those necessary for the administration of the Trust, shall be paid out of the principal or income of the Trust unless paid by the Company in its sole discretion. Notwithstanding the foregoing, neither the Company nor any other Employing Company shall have any obligation to pay any of such expenses.

Notwithstanding the foregoing, effective October 1, 1999, any forfeitures of Employing Company contributions shall first be applied, consistent with Section 5.05, as restoration of amounts forfeited under Section 5.02, second to reduce any applicable administrative fees of the Plan, and third to reduce the Employing Company contributions.

ARTICLE XII.
AMENDMENT OF THE PLAN

12.01        Amendment.  The Company reserves the right to amend the Plan at any time by the action of the Board for any reason, and the President/Chief Executive Officer of the Company (or such other person designated by the Board) is granted the authority to amend the Plan with respect to administrative matters that do not increase or decrease an Employing Company’s costs; provided, however, that any amendment affecting the duties, responsibilities, or compensation of the Trustees shall become effective upon acceptance in writing by the Trustees of a certified copy of such amendment and provided, further that no amendment shall diminish, or deprive a Participant of any benefit already accrued. The Plan may be amended retroactively if necessary, to conform the Plan to mandatory provisions of applicable laws or Regulations or as permitted by the Internal Revenue Service or the Department of Labor.

12.02        Effect of Amendments on Vesting.

(a)           Notwithstanding the provisions of the preceding Section 12.01, the Board shall make no amendment to the Plan’s vesting schedule that shall result in any Participant’s Vested Benefit, determined as of the later of (i) the date of execution of such amendment or (ii) the effective date of such amendment, being equal to less than such Participant’s Vested Benefit computed without regard to such amendment.

(b)           If the Plan’s vesting schedule is amended, a Participant having at least three (3) Years of Vesting Service may elect to have his or her Vested Benefit computed without regard to such amendment. A Participant shall make such election within the period beginning on the date that the Board adopts such amendment and ending sixty (60) days after the latest of (i) the effective date of such amendment, (ii) the date on which such Participant is given written notice of such amendment, or (iii) the date of the adoption of such amendment. Any election made in accordance with this Section 12.02 shall be irrevocable.

12.03        Amendments to Qualify Trust.  The Board or President/Chief Executive Officer of the Company (or such other person designated by the Board) may amend the Trust Agreement retroactively in order to ensure the continued qualification of the Trust for tax exemption under the Code, and further, to conform the Plan to applicable provisions of the Code, ERISA, and the Regulations thereunder; provided, however, that any such amendment shall be made effective for all purposes for the entire period during which the Plan shall have failed (if at all) to qualify for such tax exemption.

ARTICLE XIII.
TERMINATION OR MERGER OF PLAN AND TRUST

13.01        Termination.  The Board (for the Company and each Employing Company) intends to continue the Plan and the payment of contributions hereunder indefinitely, but it does not assume a contractual obligation to do so. The Board (for the Company and each Employing Company) reserves the right, at any time, to discontinue contributions hereunder permanently or temporarily or to terminate the Plan. Each Employing Company reserves the right by action of its board of directors to withdraw from the Plan or discontinue contributions thereunder.

13.02        Benefits After Plan Termination.  In the event of the termination of the Plan, each Participant shall have a non-forfeitable Vesting Percentage equal to 100%. Following termination of the Plan, but subject to whatever reasonable administrative delays may be imposed by the Trustees or Plan Administrator in the circumstances, all benefits under the Plan shall be paid at the time and in the manner provided in accordance with Articles VII and VIII.

13.03        Partial Termination.  In the event of a partial termination of the Plan, including a complete discontinuance of contributions, each affected Participant shall have a non- forfeitable Vesting Percentage equal to 100% in the portion of his or her Employer Contribution Accounts affected by the partial termination. If such a Participant has a Vesting Percentage of less than 100% in any portion of his or her Employer Contribution Accounts not affected by or credited after the partial termination, any non-forfeitable balances held in the Trust pursuant to the preceding sentence shall be held as sub-accounts in the Participant’s Employer Contribution Accounts until the Participant’s Vesting Percentage equals 100%, at which time such sub- accounts shall be combined with the Participant’s regular Employer Contribution Accounts.

13.04        Plan Merger.  If the Plan is merged or consolidated with, or if its assets or liabilities are transferred to any other employee plan, the benefit that each Participant would receive immediately after such merger, consolidation, or transfer, if the resulting plan were terminated, shall be equal to or greater than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation, or transfer if this Plan had then been terminated.

ARTICLE XIV.
FIDUCIARY RESPONSIBILITIES AND INDEMNIFICATION

14.01        Allocation of Responsibilities.  The Company, the Trustee and the Plan Administrator shall be a named fiduciary as that term is defined in ERISA (“Named Fiduciaries”). In accordance with the procedures established herein, such Named Fiduciaries shall have the right to allocate fiduciary responsibilities (other than trustee responsibilities) among themselves and to designate other persons to carry out such responsibilities. Notwithstanding the foregoing, effective October 1, 1999, the Trustee shall not be a Named Fiduciary.

14.02        No Joint Responsibilities.  Any allocated fiduciary responsibility or any fiduciary responsibility which a person has been designated to perform is intended to be the responsibility only of the fiduciary to whom allocated or of the designated fiduciary and not the joint responsibility of that fiduciary and any other fiduciary. Unless a Named Fiduciary has acted imprudently in making or continuing an allocation or designation, a Named Fiduciary shall not be responsible for the action or omission of any person who has been designated by such Named Fiduciary to perform a fiduciary responsibility or to whom a fiduciary responsibility has been allocated in accordance herewith. A person acting upon the directions of or in accordance with decisions made by a fiduciary shall not be deemed to have assumed joint responsibility for such directions or decisions.

14.03        Indemnification.  The Company shall indemnify and save harmless any individual acting in a fiduciary capacity from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, attorneys’ fees, costs and expenses incident to the performance of such person’s duties unless resulting from the gross negligence, willful misconduct, or lack of good faith of such individual. Such indemnification shall apply to any such individual even though at the time liability is imposed on the individual he or she is no longer acting in a fiduciary capacity.

14.04        Liability Insurance.  The Company may purchase insurance to cover the potential liability of persons who serve in a fiduciary capacity with regard to the Plan.

14.05        Fiduciaries.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and may participate in the Plan and receive benefits under the Plan as a Participant or Beneficiary.

ARTICLE XV.
MISCELLANEOUS

15.01        Investment of Plan Assets.  All assets of the Trust Fund under the Plan shall be invested in accordance with the provisions of the Trust Agreement.

(a)           Participant Direction.  Each Participant, Beneficiary and alternate payee under a qualified domestic relations order may direct the Trustee as to the investment of any or all of his or her accounts in the Trust Fund in the Investment Fund or Funds.

(b)           Investment Limitations.  Each Participant may elect to have all contributions made on his or her behalf, which are allocated to his accounts, invested in increments of 25%, and effective on the Restatement Date, in increments of 5%, of the total in one or more of the Investment Fund or Funds; provided that no more than 50% of the total of such Participant’s contributions may be invested in the Company Stock Fund. Notwithstanding the foregoing, effective October 1, 1999, each Participant may elect to have all contributions made on his or her behalf, which are allocated to his or her accounts, invested in increments of 1%, provided that no more than 50% may be allocated to the Talbots Company Pooled Stock Fund.

(c)           Transfer Limitations.  Each Participant, Beneficiary and alternate payee under a qualified domestic relations order may elect to have all or a portion of the total of his or her accounts transferred, on a form provided by the Plan Administrator and pursuant to rules and procedures established by the Plan Administrator and applied on a uniform and non- discriminatory basis, from one Investment Fund or Funds to another Investment Fund or Funds in increments of 25%, and effective on the Restatement Date, in increments of 5%, of the total in such accounts; provided that no transfer shall result in more than 50% of the total value of the Participant’s accounts as of the effective date of the transfer being invested in the Company administratively practicable on or after each Valuation Date or such other date as established by the Plan Administrator from time to time. Notwithstanding the foregoing, effective October 1, 1999, for purposes of this Section, elections will be filed with the Plan Administrator via electronic medium and the word “written” includes documents completed via electronic medium.

(d)           Account Adjustments.  All income, gains and losses attributable to a property invested by the Trustee at the direction of a Participant, Beneficiary or alternate payee under a qualified domestic relations order shall be allocated solely to the account of that person and all costs, fees, taxes or other charges of any kind incurred (or increased, to the extent of the increase) in connection with such investment shall be charged solely to the account for which such investment is made.

15.02        Notices and Certifications.

(a)           In any case in which the Company or Trustee shall be directed to take any action upon the occurrence of any event, the Company or the Trustee, as the case may be, shall take the appropriate action only upon receipt of any notice, paper or document reasonably believed by any of them to be genuine, and to have been signed or sent by the person or persons properly authorized. Communications by the Company concerning the Plan shall be signed by a member of the Plan Administrator. The Plan Administrator shall advise the Trustee from time to time of changes in the Company’s authorized personnel. Notwithstanding the foregoing, effective October 1, 1999, for purposes of this Section, elections will be filed with the Plan Administrator via electronic medium and the word “written” includes documents completed via electronic medium.

(b)           Any notice required or given hereunder shall be conclusively deemed to be received by the addressee, if sent by certified or registered mail, postage prepaid, addressed to the Company or, if to the Trustee or the Plan Administrator, care of the Company, at the Company’s principal place of business. Any party may change its address for the receipt of notices by informing the others, in writing, of such change of address. Notwithstanding the foregoing, effective October 1, 1999, for purposes of this Section, elections will be filed with the Plan Administrator via electronic medium and the word “written” includes documents completed via electronic medium.

15.03        No Employment Contract.  Nothing contained in this Plan shall be construed to be a contract of employment between any Employing Company and any Employee. Nothing contained herein shall be deemed to give to any Employee the right to be retained in the employ of any Employing Company or to interfere with the right of any Employing Company to discharge any Employee at any time, with or without cause, nor shall it be deemed to give any Employing Company the right to require any Employee to remain in its employ, nor shall it interfere with the Employee’s right to terminate his or her employment at any lime.

15.04        Return of Company Contributions.  The Company has established the Plan for the exclusive benefit of Participants and their Beneficiaries. Except as provided in this Section 15.04 with respect to contributions made (a) under a mistake of fact, (b) conditional upon the initial qualification of the Plan, or (c) conditional upon the deductibility of the contributions, no amendment, termination or other action shall divert any part of the assets of the Trust to any purposes other than the exclusive benefit of Participants and their Beneficiaries after defraying reasonable expenses of Plan Administration.

(a)           Mistake of Fact.  If an Employing Company makes a contribution to the Plan under a mistake of fact, the Trustee shall return such contribution, less any expenses incurred in connection therewith, to such Employing Company within one (1) year of the payment of such contribution.

(b)           Denial of Plan Qualification.  In the event any District Director of Internal Revenue or the Secretary of Labor at any time shall determine that the Plan or Trust is not qualified under the applicable provisions of the Code or ERISA, any contributions to the Plan made by any Employing Company for Plan Years that are affected by such disqualification shall be deemed to be conditioned upon such qualification and shall be returned to the respective Employing Companies, less expenses incurred in connection therewith, within one (1) year after the date of denial of qualification.

(c)           Denial of Tax Deduction.  In the event the deduction of any contribution to the Plan by any Employing Company is disallowed under the applicable provisions of the Code, such contribution shall be deemed to be conditioned upon such deduction and shall be returned to the Employing Company, less any expenses incurred in connection therewith, within one (1) year after the date of the disallowance.

15.05        Spendthrift Provisions and Domestic Relations Orders.

(a)           The interest hereunder of any Participant, or Beneficiary shall not be alienable by such Participant or Beneficiary either by assignment or by any other method and shall not be subject to be taken by his or her creditors by any process whatever, except as permitted by law. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

(b)           The preceding paragraph shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1989.

(c)           The term “qualified domestic relations order” means a domestic relations order which creates or recognizes the existence of an alternate payee’s right to receive all or a portion of the benefits payable with respect to a Participant under a plan and with respect to which the following requirements of this Section 15.05 are satisfied.

(d)           The term “domestic relations order” means any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant, and is made pursuant to a State domestic relations law (including a community property law). A domestic relations order meets the foregoing requirements only if such order clearly specifies (i) the names and mailing addresses of the Participant and of each alternate payee covered by the order, (ii) the amount or percentage of the participant’s benefits to be paid by the plan to each alternate payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or periods to which such order applies, and (iv) each plan to which such order applies. A domestic relations order meets the requirements of this Section 15.05 only if such order does not require a plan to provide any type or form of benefit, or any options, not otherwise provided under the plan, does not require the plan to provide increased benefits (determined on the basis of actuarial value) and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a “qualified domestic relations order.”

(e)           Where the value of the benefit payable to an alternate payee of a Participant under a qualified domestic relations order exceeds $3,500 in Plan Years beginning prior to January 1, 1999 or exceeds $5,000 in Plan Years beginning on or after January 1, 1999, such alternate payee may, after the order is determined by the Plan Administrator to be qualified and before such alternate payee’s benefits under the Plan commence, elect to receive the benefit to which it is entitled under such order in a lump sum, payable as soon as practicable following such election provided the qualified domestic relations order provides for such a distribution.

(f)           Where the value of the benefit payable to an alternate payee pursuant to a qualified domestic relations order is not greater than $3,500 in Plan Years beginning prior to January 1, 1999 or is not greater than $5,000 in Plan Years beginning on or after January 1, 1999, such benefit shall be paid to the alternate payee in a lump sum cash distribution as promptly as practicable after the order is determined by the Plan Administrator to be a qualified domestic relations order provided the qualified domestic relations order provides for such a distribution and the alternate payee shall have no ability to elect to receive any portion of such distribution in Common Shares.

15.06        Governing Law.  Except in such areas as have been preempted by federal law, the Plan shall be construed, enforced, and regulated by the laws of the State of Delaware.

15.07        Binding Effect.  This Plan and every amendment shall be binding upon the heirs, executors and administrators, successors and assigns of Participants, Beneficiaries, the Company, Plan Administrator and Trustee.

15.08        Interpretation.  As may be appropriate, pronouns used in the Plan shall be read and construed to refer to the masculine, feminine, or neuter. Likewise, words in the singular shall be read and construed to refer to the plural.

15.09        Titles.  Titles are included only for convenience and are not to be considered in the interpretation of this document.

15.10        Investing of Company Suspense Account.  All amounts held in the Company Suspense Account shall be invested by the Trustee as directed by the Plan Administrator or one or more investment advisers appointed by the Plan Administrator. Notwithstanding the foregoing, effective October 1, 1999, the Company Suspense Account is no longer maintained under the Plan.

15.11        Voting and Tendering of Company Stock.  Each Participant shall vote or tender the number of whole shares allocated to his or her accounts which are invested in the Company Stock Fund, and the Trustee shall vote or tender, pursuant to the terms of the Trust agreement, and in its sole discretion, all shares for which the Trustee shall not have received timely voting or tender instructions, including fractional shares allocated to Participant accounts, and Company Stock held in the Company Suspense Account. Notwithstanding the foregoing, effective October 1, 1999, each Participant shall vote or tender the number of whole shares allocated to his or her accounts which are invested in the Company Stock Fund, and the Trustee shall vote or tender, pursuant to the terms of the Trust agreement, and in its sole discretion, all shares for which the Trustee shall not have received timely voting or tender instructions, including fractional shares allocated to Participant accounts, and Company Stock not yet allocated.

15.12        Contributions in Company Stock.  If contributions are to be made in Company Stock and the Company or Employing Company is unable to acquire such Company Stock due to a Black Out Period, the Company or Employing Company may make a cash contribution and the Plan Administrator shall direct the Trustee to hold such cash contribution in the Company Suspense Account until the expiration of such Black Out Period. Notwithstanding the foregoing, effective October 1, 1999, if contributions are to be made in Company Stock and the Company or Employing Company is unable to acquire such Company Stock due to a Black Out Period, the Company or Employing Company may make a cash contribution and the Plan Administrator shall direct the Trustee to hold such cash contribution in the unallocated suspense account until the expiration of such Black Out Period.

Upon the expiration of a Black Out Period, the Trustee shall, as soon as administratively practicable, acquire Company Stock from the Company or the open market and allocate such shares to Participant accounts.

15.13        Suspense of Investment Elections.  If the Plan Administrator or the Trustee determines that there is a Black Out Period or specific circumstances so require, investment elections, transfers and other actions required to be taken shall be suspended until the Black Out Period expires or the specific circumstances cease to exist, at which time the Plan Administrator or the Trustee shall, as promptly as practicable, comply with the Participants’ investment elections and take such other action as deemed necessary. Notwithstanding anything herein to the contrary, Participant accounts shall reflect investment elections and transfers made upon the expiration of the Black Out Period or other circumstances, with no adjustment for earnings or losses during the Black Out Period or the existence of other circumstances precluding Plan Administrator or Trustee action. Notwithstanding the foregoing, effective October 1, 1999, this Section 15.13 is hereby deleted.

15.14        MISSING RECIPIENTS.  If the Plan Administrator is unable, within three years after any benefit becomes due under the Plan to a Participant or Beneficiary, to make payment because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of due notice to any last known address or addresses, the Plan Administrator shall direct that any such benefits shall be forfeited and used to reduce future Employing Company contributions; provided, however, that such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant or Beneficiary. In the event a proper claim is made, benefits under this Section shall be restored based on the following order of priority:

(a)	from forfeitures arising under Article V; and

(b)	from additional Employing Company contributions made in order to restore such benefits.

ARTICLE XVI.
LOANS

16.01        Loan Availability.  Upon application of any Participant, the Plan Administrator (or such qualified person(s) as the Plan Administrator shall designate), in accordance with a uniform, nondiscriminatory policy, may make a loan to such individual to be used for any purpose as long as such individual is a “party in interest” as defined in Section 3(14) of ERISA.

16.02        Loan Terms.  A loan must be evidenced by a legally enforceable agreement, the terms of which specify the amount and date of the loan and repayment schedule.

(a)           The amount of such loan may not exceed the lesser of (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the 1 year period ending on the day before the date the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or (2) 50% of the amount of the Participant’s vested interest under the Plan. Loans in the amount of less than $500 will not be made. A Participant may have no more than one loan outstanding at any given time.

(b)           Loans may only be made on January 1 or July 1 of the Plan Year. All loans will bear interest at a rate which shall provide the Trust Fund with a return commensurate with the interest rate charged by persons in the business of lending money for loans made under similar circumstances. Unless circumstances indicate that such rate is unreasonable, the interest rate shall be determined by the prime rate set by the State Street Bank of Boston, plus one percentage point, based on the rates in effect for the December or June, whichever is applicable, immediately preceding the date of the loan. This interest rate, once determined, will be fixed for the term of the loan. Notwithstanding the foregoing, effective October 1, 1999, loans are available on any business day. Unless circumstances indicate that such rate is unreasonable, the interest rate shall be determined by American Express Trust Company at the direction of the Company. The rate shall be determined based on the rates listed in the Wall Street Journal on the first business day of the month, and shall be based on the Prime Rate plus 1%. The interest rate will be honored for 30 days from the date the loans are requested. After 30 days, the Participant may need to reapply for a loan due to interest rate changes.

(c)           A loan shall be adequately secured. A loan shall be deemed to be adequately secured if the amount of such loan to a Participant does not exceed fifty percent (50%) of the Participant’s Vested Benefit at the time of the making of such loan. If, at any time, the amount of an outstanding loan to a Participant does exceed that limitation, then the Plan Administrator shall require the Participant to repay the amount of principal balance due on such loan to an amount not in excess of such limitation, or to adequately secure with collateral other than the Participant’s Vested Benefits the amount by which such loan exceeds the limitation.

(d)           The period for repayment of a loan issued pursuant to this Section must, by the terms of the note, not exceed five (5) years. Notwithstanding the above, if the purpose or use of the loan, as determined at the time of issuance, is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, the period for repayment of the loan may be extended to ten (10) years. Repayment of a loan shall be made through payroll deduction. Any loan shall, by its terms, require that repayment of principal and interest be amortized in level payments, at least quarterly over the period of the loan.

In the event the Participant ceases to make payments by payroll deduction, repayment of the loan shall be accelerated and any amount due shall be paid from the Participant’s Vested Benefit unless otherwise satisfied by the Participant. The previous sentence notwithstanding, loan repayments shall be suspended under this Plan as permitted under Section 414(u)(4) of the Code. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

The Plan Administrator shall promulgate such rules and regulations and utilize such forms as are necessary or appropriate for making loans under the Plan.

AMENDMENT NO. 1 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows, effective January 1, 2002, unless otherwise noted herein:

1.           The Introduction to the Plan is hereby amended by adding the following paragraph to the end thereof:

“The Plan is amended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, this amendment shall be effective as of January 1, 2002.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.”

2.           Section 1.18 of the Plan is hereby amended by adding the following paragraph to the end thereof:

“Notwithstanding the foregoing, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.  Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.”

3.           Section 1.23 of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, effective January 1, 2002, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.”

4.           Section 1.24 of the Plan is hereby amended by adding the following paragraph to the end thereof:

“Notwithstanding the foregoing, for distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary Non-Deductible Contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.”

5.           Effective July 1, 2002, Section 3.02.2(a)(i) of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, effective January 1, 2002, no Participant shall be permitted to make Pre-Tax Contributions during a Plan Year in excess of 50% of the Participant’s Compensation for such Plan Year.”

6.           Section 3.02.2(a)(ii) of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, effective January 1, 2002, no Participant shall be permitted to have Pre-Tax Contributions made under this Plan, or any other qualified Plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.02.2(a)(iv) of the Plan as amended herein and Section 414(v) of the Code, if applicable.”

7.           Effective July 1,2002, Section 3.02.2(a) of the Plan is hereby amended by adding the following as new subsection (iv):

“(iv) Notwithstanding anything in the Plan to the contrary, effective July 1, 2002, all Employees who are eligible to make Pre-Tax-Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.”

8.           Section 3.03.2 of the Plan is hereby amended by adding the following to the end of the first paragraph thereof:

“Effective January 1, 2002, the Plan will accept rollover contributions and direct rollovers of distributions made on and after January 1, 2002 from a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  The Plan will also accept a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be included in gross income.”

9.           Section 3.04.1 of the Plan is hereby amended by adding the following to the end of the first paragraph thereof:

“Notwithstanding the foregoing, except to the extent permitted under Section 3.02.2(a)(iv) of the Plan, as amended herein and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year beginning after December 31, 2001, shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) 100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.  The Compensation limit referred to in (a) shall not apply to any contribution for medical benefits alter separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.”

10.           Section 3.05.2 of the Plan is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, the multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 3.05.2 of the Plan shall not apply for Plan Years beginning on or alter January 1, 2002.”

11.           Section 4.05 of the Plan is hereby amended by adding the following paragraph to the end thereof:

“For distributions and severances from employment occurring on or after January 1, 2002, regardless of when the severance from employment occurred, a Participant’s Pre-Tax Contributions, Qualified Non-Elective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.”

12.           Section 7.04.2(c)(iii) of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, a Participant who receives a distribution of Pre-Tax Contributions after December 31, 2001, on account of hardship shall be prohibited from making Pre-tax Contributions and all other Employee contributions under this and all other plans of the Company for a period of six (6) months after receipt of the distribution.  A Participant who receives a distribution of Pre-Tax Contributions in calendar year 2001 on account of hardship shall be prohibited from making Pre-tax Contributions and all other Employee contributions under this and all other plans of the Company for the period specified in the provisions of the Plan relating to suspension of Pre-Tax Contributions that were in effect prior to this amendment”

13.           The Plan is hereby amended by adding the following as new Section 8.07 and renumbering existing Sec 8.07 accordingly:

“8.07 Minimum Distribution Requirements Effective January 1, 2002.

(a)           General Rules.

i.	Effective Date. The provisions of this Section 8.07 shall apply for purposes of determining minimum distributions for calendar years beginning in the 2002 calendar year.

ii.
Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 8.07 equals or exceeds the required minimum distributions determined under this Section 8.07, then no additional distributions will be required to be made for 2002 on after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 8.07 is less than the amount determined under this Section 8.07, then required minimum distributions for 2002 on after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 8.07.

iii.	Precedence. The requirements of this Section 8.07 will take precedence over any inconsistent provisions of the Plan.

iv.
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.07 will determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(b)           Time and Manner of Distribution.

i.	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

ii.
Death of a Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant has a Designated Beneficiary(ies), the Participant’s entire interest will be distributed to the Designated Beneficiary(ies) by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(B)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

For purposes of this Section 8.07(b) and Section 8.07(d) unless Section 8.07(b)(ii)(B) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If 8.07(b)(ii)(B), the date distributions are considered to begin on the date distributions are required to the surviving spouse under 8.07(b)(ii)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.07(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

iii.
Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 8.07(c) and (d).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

(c)           Required Minimum Distributions During Participant’s Lifetime.

i.
Amount of Required Minimum Distributions For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401 (a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)
If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401 (a)(9)-9, using the Participant’s and the spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

ii.
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 8.07(h) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)           Required Minimum Distributions After Participant’s Death.

i.	Death On or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)
If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)
If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year.

(B)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of the September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii.	Death Before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.07(d)(i).

(B)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required To Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.07(b)(ii)(A), this Section 8.07(d)(ii) will apply as if the surviving spouse were the Participant.

(e)           Definitions.

i.
Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 1.09 the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

ii.
Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 8.07(b)(ii).  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution of other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

iii.	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

iv.
Participant’s Account Balance.  The account balance as of the last valuation in the calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of the date in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account Balance in the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

v.	Required Beginning Date. The date specified in Section 8.06 of the Plan.”

14.	Article IX of the Plan is hereby amended by adding the following new section as Section 9.05:

“SECTION 9.05. MODIFICATION OF TOP-HEAVY RULES.

(a)
Notwithstanding the foregoing, this Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

(b) Determination of Top-Heavy Status.

i.
Key Employee Key. Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000.  For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

ii.
Determination of Present Values and Amounts. This Section (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the determination date.

(A)
Distributions During Year Ending on the Determination Date.  The present values of accrued benefits and the amounts of Account Balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(B)
Employees Not Performing Services During Year Ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(c)           Minimum Benefits.

i.
Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another Plan, such other Plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ii.
Minimum Benefits for Employees Also Covered Under Another Plan.  If a Non-Key Employee Participant is a Participant in this Plan and in another plan that is part of the top-heavy group, the minimum benefit will be provided under the other Plan.”

IN WITNESS WHEREOF, the Employer has caused this amendment to be adopted by its duly authorized representative as of the dates set forth herein;

THE TALBOTS, INC.

By:

Attest:

By:

AMENDMENT NO. 2 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows, effective as of the dates indicated herein:

1.           Effective January 1, 1997, Section 1.61 of the Plan is hereby amended by adding the following to the end of the first sentence thereof:

“Section 415 Compensation shall also include any salary reductions made pursuant to Code Section 125.”

2.           Effective January 1, 2001, Section 1.61 of the Plan is hereby further amended by adding the following to the end thereof:

“For Plan Years beginning on or after January 1, 2001, Compensation paid or made available during such Plan Year shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).”

3.           Effective January 1, 1997, Section 3.04.4(c) of the Plan is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

“If, as a result of the estimation of the Participant’s Compensation, as a result of a forfeiture allocation, or as a result of a reasonable error in determining the amount of Pre-tax Contributions that may be made with respect to any Participant under the limits of Code Section 415, an allocation in excess of such amount exists, the excess shall be disposed of as follows:”

THE TALBOTS, INC.

By:

Attest:
By:

AMENDMENT NO. 3 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows, effective as of July 1, 2003:

1.           Section 7.04.2(a) of the Plan is hereby amended by deleting subsection (i) in its entirety and reordering existing subsection (ii) accordingly.

2.           Section 7.04.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“Any Participant may withdraw all or a portion of his or her Rollover Contribution Account and his or her Voluntary Non-Deductible Contribution Account.”

3.           Section 7.04.4 of the Plan is hereby amended by deleting subsection (a) in its entirety and reordering existing subsections (b) and (c) accordingly.

THE TALBOTS, INC.

By:

Attest:
By:

AMENDMENT NO. 4 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the Plan”) is hereby amended as follows, effective as of the dates indicated below:
1.           Effective as of May 17, 2004, Section 1.38 of the Plan is hereby amended by deleting subsection (f) in its entirety.

2.           Effective as of May 17, 2004, the Plan is hereby amended by substituting the term “Spouse” in each place that the term “spouse” appears, and Section 1.63 of the Plan is deleted in its entirety and replaced with the following;

‘“Spouse’ means a person of the opposite sex who is the husband or wife of the Participant on the date in question provided, however, that a former Spouse will be treated as the Participant’s Spouse to the extent provided under a Qualified Domestic Relations Order.”

3.           Effective October 3, 2005, Section 3.03.2 of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding anything in this Section 3.03.2 to the contrary, with respect to amounts received as a Rollover Contribution by the Trustee directly from the trustee of another plan on behalf of an Employee, the Employee shall not be required to provide the Trustee with documentation or obtain a signature from the Employee’s prior employer’s plan administrator as to the qualified status of the prior employer’s plan. The Employee shall certify as to the qualified status of the plan from which the rollover is received.”

4.           Effective March 28, 2005, Section 8.08 of the Plan is hereby amended by adding the following to the end thereof:

“Effective March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 8.08, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.”

5.           Effective September 27, 2005, Section 15.14 of the Plan is hereby amended by adding the following to the end thereof:

“If a distribution or withdrawal check issued to a Participant or Beneficiary has been outstanding for more than 180 days and reasonable efforts to locate the Participant or Beneficiary have been unsuccessful, the amount of the check will be treated as a forfeiture under the Plan. In the event that such Participant or Beneficiary makes a claim for the benefit forfeited in accordance with the preceding sentence, such benefit will be restored. The restored benefit shall equal the amount of the benefit on the date of forfeiture. The benefit shall be restored based on the following order of priority:

(a)           from forfeitures arising under Article V; and

(b)           from additional Employer Company contributions made in order to restore such benefit.”

*            *            *

IN WITNESS WHEREOF, The Talbots, Inc. has caused this amendment to be adopted by its duly authorized representative as of the date set forth herein:

THE TALBOTS, INC.

By:

Attest:

By:

2

AMENDMENT NO. 5 TO THE
TALBOTS INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows effective as of May 3, 2006:

1.           Section 1.28 of the Plan is hereby amended by adding the following to the end thereof:

“Effective May 3, 2006, an Employing Company shall not include J. Jill.”

2.           Article I of the Plan is hereby amended by adding the following as new Section 1.40 and renumbering existing Sections 1.40 through 1.74 accordingly:

“1.40 ‘J. Jill’ means The J. Jill Group, Inc.”

3.           Existing Section 1.74 of the Plan is hereby amended by adding the following to the end thereof:

“Effective May 3, 2006, Year of Eligibility Service shall include prior service with J. Jill for Participants who were employed by J Jill on May 3, 2006.”

4.           Existing Section 1.75 of the Plan is hereby amended by adding the following to the end thereof:

“Effective May 3, 2006, Year of Vesting Service shall include prior service with J. Jill for Participants who were employed by J. Jill on May 3, 2006.”

*    *     *

IN WITNESS WHEREOF, The Talbots, Inc. has caused this amendment to be adopted by its duly authorized representative as of the date set forth herein:

THE TALBOTS, INC.

By:

Date:

2

AMENDMENT NO. 6 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2006:

1.           Section 3.02.2(d)(iii) of the Plan is hereby amended by adding the following to the end thereof:

“For the 2006 and 2007 Plan Years, Excess Individual Pre-tax Contributions shall be adjusted for any income or loss between the end of the Plan Year and the date of distribution (the “GAP Period”). The income or loss allocable to Excess Individual Pre-tax Contributions during the GAP Period is the sum of:  (1) the income or loss allocable to the Participant’s Pre-tax Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Individual Pre-tax Contributions for the year and the denominator is the Participant’s account balance attributable to Pre-tax Contributions without regard to any income or loss occurring during such taxable year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.”

2.           Section 3.02.1(h)(iii) of the Plan is hereby amended by adding the following to the end thereof:

“For the 2006 and 2007 Plan Years, Excess Aggregate Pre-tax Contributions shall be adjusted for any income or loss during the GAP Period as defined in Section 3.02.2(d)(iii). The income or loss allocable to Excess Aggregate Pre-tax Contributions during the GAP Period is the sum of: (1) the income or loss allocable to the Participant’s Pre-tax Contribution Account (and, if applicable, the Qualified Non-Elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Pro-tax Contributions for the year and the denominator is the Participant’s account balance attributable to Pre-tax Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) as of the beginning of the Plan Year and Pre-tax Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if applicable) made during the Plan Year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.”

3.           Section 3.03.1(f)(iii) of the Plan is hereby amended by adding the following to the end thereof:

“For the 2006 and 2007 Plan Years, Excess Aggregate 401(m) Contributions shall be adjusted for any income or loss during the GAP Period as defined in Section 3.02.2(d)(iii). The income or loss allocable to Excess Aggregate 401(m) Contributions during the GAP Period is the sum of: (1) the income or loss allocable to the Participant’s Voluntary Non-deductible Contribution Account and the Matching Contribution Account, and, if applicable, Qualified Matching Contribution Account, Qualified Non-Elective Contribution Account and Pre-tax Contribution Account for the Plan Year (provided such accounts are not used in the ADP test) multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate 401(m) Contributions for the year and the denominator is the Participant’s account balance(s) attributable to Voluntary Non-deductible Contributions and Matching Contributions without regard to any income or loss occurring during such Plan Year; and (2) 10 percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.”

4.           Section 5.06 of the Plan is hereby amended by adding the following to the end thereof:

“With respect to an Employee who has made Pre-tax Contributions or Voluntary Non-deductible Contributions to the Plan, or who is vested (partially or fully) in his or her Flat Contribution account, and who incurs a severance from employment and is subsequently reemployed as an Employee, the Years of Eligibility Service and Years of Vesting Service he or she had at such severance from employment shall be reinstated upon reemployment.”

*  *  *

2

IN WITNESS WHEREOF, The Talbots, Inc. has caused this amendment to be adopted by its duly authorized representative as of the date set forth herein:

THE TALBOTS, INC.

By:

Date:

Attest:

By:

3

AMENDMENT NO. 7 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2007:

1.           Section 7.04.2(b) of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2007, withdrawals under this Section 7.04.2 shall also be permitted for payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child or dependent (as defined in Section 152 of the Code without regard to Section 152(d)(i)(B) of the Code), and expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).”

*  *  *

IN WITNESS WHEREOF, The Talbots, Inc. has caused this amendment to be adopted by its duly authorized representative as of the date set forth herein:

THE TALBOTS, INC.

By:

Date:

Attest:

By:

AMENDMENT NO. 8 TO THE
TALBOTS, INC. RETIREMENT SAVINGS VOLUNTARY PLAN

The Talbots, Inc. Retirement Savings Voluntary Plan (the “Plan”) is hereby amended as follows, effective as of the dates indicated below:

1.           Effective January 1, 2008, Section 1.21 of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, Distributee shall include a non-spouse Beneficiary of the Participant, but only with respect to a direct rollover to an Individual Retirement Account.”

2.           Effective January 1, 2008, Section 1.25 of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, Employee shall not include a temporary employee (as classified in the Employing Company’s payroll records).”

3.           Effective January 1, 2008, Section 1.25 of the Plan is hereby amended by adding the following to the end thereof:
“Notwithstanding anything in the Plan to the contrary, Employee shall not include (i) an individual who is employed by a Jill brand business unit, as classified by the particular business unit.”

4.           Effective January 5, 2008, Section 1.28 of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 5, 2008, Employing Company shall include The Talbots Group, Limited Partnership, Talbots Incorporated, Talbots Import, LLC, J. Jill LLC, Talbots Classics National Bank and Talbots Classics Finance Company, but only with respect to otherwise eligible Employees.”

5.           Effective January 1, 2008, Section 1.74 of the Plan is hereby amended by adding the following to the end thereof:

“With respect to a Participant who transfers from one Employing Company to another Employing Company, service with both Employing Companies shall be taken into account for purposes of determining a Year of Eligibility Service.”

6.           Effective January 1, 2008, Section 1.75 of the Plan is hereby amended by adding the following to the end thereof:

“With respect to a Participant who transfers from one Employing Company to another Employing Company, service with both Employing Companies shall be taken into account for purposes of determining a Year of Vesting Service.”

7.           Effective January 1, 2008, Section 2.01 of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, an Employee shall become a Participant in the Plan on the later of (i) his or her Employment Commencement Date, or (ii) the date he or she attains age eighteen (18). An Employee who transfers employment from a Jill brand business unit to a Talbots brand business unit shall become a Participant in the Plan on the later of the date (i) he or she transfers employment to a Talbots brand business unit, or (ii) attains age eighteen (18).”

8.           Effective January 1, 2008, Section 3.01.1 of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, a Participant shall be eligible for Matching Contributions on the first anniversary date of his or her Employment Commencement Date following completion of one (1) Year of Eligibility Service.”

9.           Effective January 1,2008, Section 3.01.2 of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, a Participant shall be eligible for Flat Contributions on the first anniversary date of his or her Employment Commencement Date following completion of one (1) Year of Eligibility Service.”

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10.           Effective January 1, 2008, Section 3.01.5(a) of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, a Participant shall be eligible for Matching Contributions on the first anniversary date of his or her completion of one (1) Year of Eligibility Service.”

11.           Effective January 1, 2008, Section 3.02.2(a)(i) of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, effective January 1, 2008, no Participant shall be permitted to make Pre-Tax Contributions during a Plan Year in excess of 60% of the Participant’s Compensation for such Plan Year. The maximum amount of Pre-Tax Contributions plus Voluntary Non-deductible Contributions per Plan Year shall be limited to 60% of the Participant’s Compensation for the Plan Year.”

12.           Effective January 1, 2008, Section 3.02.2(b) of the Plan is hereby amended by adding the following to the end thereof:

“Effective January 1, 2008, a Participant shall be eligible to make Pre-Tax Contributions as of the first day of the first payroll period following his or her Employment Commencement Date.”

13.           Effective January 1, 2008, Section 3.03.1(a)(iii) of the Plan is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, effective January 1, 2008, the maximum amount of Voluntary Non-deductible Contributions plus Pre-Tax Contributions per Plan Year shall be limited to 60% of the Participant’s Compensation for the Plan Year.”

14.           Effective January 1, 2008, the first paragraph of Section 7.04 of the Plan hereby deleted and replaced with the following:

“Upon the application by any Participant, the Plan Administrator shall direct the Trustees to make distributions to the Participant pursuant to Sections 7.04.1, 7.04.2 or 7.04.3, subject to the provisions of such Sections and of Section 7.04.4, while the Participant remains in the Service of a Talbots brand business unit or a Jill brand business unit of an Employing Company.”

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15.           Effective January 1, 2008, Section 7.04.2(b) of the Plan is hereby amended by adding the phrase “, primary Beneficiary” immediately after the term “Spouse” in each place that the term “Spouse” appears.

16.           Effective January 1, 2008, Section 15.01(d) of the Plan is hereby amended by deleting the second sentence thereof and replacing it with the following:

“If a Participant or alternate payee fails to timely make an election pursuant to this Section 15.01, his or her contributions and accounts shall be invested in the Fidelity Freedom Fund based on such Participant’s Normal Retirement Date. If the Participant’s birth date is not available, his or her contributions and accounts shall be invested in the American Funds Balance Fund.”

17.           Effective January 1, 2008, Section 16.01 of the Plan is hereby amended by adding the following to the end thereof:

“For the avoidance of any doubt, a Participant who transfers from one Talbots brand business unit to another Talbots brand business unit, or to a Jill brand business unit, may request a loan under this Article XVI.”

18.           Effective January 1,2008, Section 16.02(d) of the Plan is hereby amended by adding the following to the end of the second paragraph thereof:

“Notwithstanding anything in the Plan to the contrary, a Participant who transfers from one Talbots brand business unit to another Talbots brand business unit, or to a Jill brand business unit, shall continue to make loan repayments through payroll deductions. In the event that repayment through payroll deductions is not administratively feasible, the Participant shall remit a personal check to the Plan Administrator in the same amount and in the same frequency as were the loan repayments made through payroll deduction.”

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IN WITNESS WHEREOF, The Talbots, Inc. has caused this amendment to be adopted by its duly authorized representative as of the date set forth herein:

THE TALBOTS, INC.

By:

Date:

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